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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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IHOP CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IHOP CORP.

April 17, 2008

Dear Fellow IHOP Shareholders:

Please join us at our annual meeting of shareholders on May 13, 2008, where we will ask you to vote on the election of three Class II directors, the amendment of the IHOP 2001 Stock Incentive Plan, the approval and adoption of the 2008 IHOP Corp. Executive Incentive Program, and the ratification of the selection of our independent registered public accounting firm, Ernst & Young, LLP. The meeting will take place at our offices located at 450 N. Brand Boulevard, Glendale, California 91203.

In addition to the formal items of business at our Annual Meeting, we will review the major Company developments over the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of IHOP Corp. Members of the Board of Directors and representatives of Ernst & Young LLP, are expected to be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. You can vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible. The enclosed Proxy Statement is being first sent or given to shareholders on or about April 17, 2008.

We look forward to seeing you on May 13th.

Sincerely yours,

Julia A. Stewart
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2008

To the Shareholders of IHOP Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting" or the "Annual Meeting") of IHOP Corp., a Delaware corporation (the "Company"), will be held at the Company's offices located at 450 N. Brand Boulevard, Glendale, California 91203, on Tuesday, May 13, 2008, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

(1)   To elect three Class II directors;

(2)   To ratify and approve the amendment of the IHOP Corp. 2001 Stock Incentive Plan for the purposes of Section 162(m) and Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 303A(8) of the New York Stock Exchange Rules;

(3)   To ratify and approve the adoption of the 2008 IHOP Corp. Senior Executive Incentive Plan for the purposes of Section 162(m) of the Code;

(4)   To ratify the appointment of Ernst & Young LLP, as the Company's independent registered public accounting firm for the year ending December 31, 2007; and

(5)   To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 1, 2008, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting and any adjournment thereof. A list of such shareholders will be available for examination at the principal executive offices of the Company located at 450 N. Brand Boulevard, Glendale, California 91203, at least ten days prior to the Meeting.

To assure that your interests will be represented, whether or not you plan to attend the Meeting, please complete, sign and date the accompanying proxy card and promptly return it in the pre-addressed envelope provided, which requires no postage if mailed in the United States, or you may vote your shares using the Internet or a toll-free telephone number. Instructions for voting using the Internet or by toll-free telephone number are included on the proxy card.

All shareholders are cordially invited to attend the Meeting in person. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

By Order of the Board of Directors,

Mark D. Weisberger
Secretary

April 17, 2008
Glendale, California

Table of Contents

Voting on Matters before the Annual Meeting	1
Where To Find More Information On IHOP Corp.	3
Security Ownership of Certain Beneficial Owners	4
Security Ownership of Management and Directors	5
Compliance with Section 16(a) of the Securities Exchange Act	6
Proposal 1. Election of Three Class II Directors	7
Board of Directors and Corporate Governance	8
Board Committees and their Functions	11
Director's Compensation	12
Nominating and Corporate Governance Committee	12
Executive Officers of the Company	13
Report of the Compensation Committee	24
Compensation of Executive Officers	25
Compensation Committee Interlocks and Insider Participation	32
Report of the Audit Committee	33
Audit and Related Fees	35
Proposal 2. Ratification and Approval of the Amendment of the 2001 IHOP Corp. Stock Incentive Plan	35
Proposal 3. Ratification and Approval of the 2008 IHOP Corp. Senior Executive Incentive Plan	39
Proposal 4. Ratification of Selection of Independent Public Accountants	40
Proposals of Shareholders	40
Other Business	41

Voting on Matters before the Annual Meeting

Q:    What am I voting on?

A:    There are four items that shareholders are asked to vote on at the Annual Meeting:

Proposal 1:    The election of three Class II directors.

Proposal 2:    The ratification and approval of the amendment of the IHOP Corp. 2001 Stock Incentive Plan for the purposes of Section 162(m) and Section 422 of the Code, as amended, and Section 303A(8) of the New York Stock Exchange Rules.

Proposal 3:    The ratification and approval of the adoption of the 2008 IHOP Corp. Senior Executive Incentive Plan for the purposes of Section 162(m) of the Code.

Proposal 4:    The ratification of the appointment of Ernst & Young LLP, as the Company's independent public accountants for the year ending December 31, 2008.

Q:    Who is entitled to vote?

A:    Only shareholders of record at the close of business on April 1, 2008 (the "Record Date") will be entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding 17,531,860 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 516,017 shares of Series B Convertible Preferred Stock ("Preferred Stock"). The holders of Common Stock are entitled to one vote per share and the holders of the Preferred Stock are entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the Record Date. Shareholders of record of the Common Stock and the Preferred Stock may vote their shares either in person or by proxy. The presence in person or by proxy of 9,023,939 shares will constitute a quorum at the Meeting.

Q:    How do I cast my vote?

A:    If you hold your shares as a registered shareholder, you can vote in person at the Annual Meeting or you can vote by mail, telephone or on the Internet.

If your stock is held through a broker or bank, you will receive voting instructions from your broker or bank describing how to vote your stock. The availability of telephone or Internet voting will depend upon the bank's or broker's voting processes.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 12, 2008.

If you submit a proxy card without giving instructions, your shares will be voted as recommended by the Board of Directors.

BNY Mellon Shareowner Services has been engaged as the independent inspector of election to tabulate shareholder votes at the Meeting.

Q:    How does the Board of Directors recommend voting?

A:    The Board of Directors recommends voting FOR Michael S. Gordon, Larry Alan Kay and Julia A. Stewart, to serve as Class II directors; FOR the proposal to ratify and approve the amendment of the IHOP Corp. 2001 Stock Incentive Plan; and FOR the proposal to ratify and approve the adoption of the 2008 IHOP Corp. Senior Executive Incentive Plan.

The Audit Committee of the Board of Directors recommends voting FOR ratification of the appointment of Ernst & Young, LLP as the Company's independent registered public accounting firm.

Q:    How will my stock be voted on other business brought up at the Annual Meeting?

A:    By signing and submitting your proxy card or voting your shares using the Internet or the toll-free telephone number, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

Q:    Can I change my vote or revoke my proxy?

A:    Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the Meeting.

Q:    Will abstentions or broker non-votes affect the voting results?

A:    Assuming a quorum is present, directors will be elected by a plurality of the votes cast in the election of directors. Other matters submitted for shareholder approval will be decided by the vote of the holders of a majority of the stock represented and entitled to vote at the Meeting. Abstentions and broker non-votes will be counted and will have the same effect as "no" votes.

Q:    What is the date of distribution of this Proxy Statement and the proxies solicited hereby?

A:    We are sending this Proxy Statement and the proxies to our shareholders beginning on or about April 17, 2008.

Q:    Who will bear the costs of this proxy solicitation?

A:    The Board of Directors of the Company is soliciting your proxy for use at the Annual Meeting, and at any adjournment thereof. The Company will bear the cost of this proxy solicitation, including the reimbursement of banks and brokers for their reasonable expenses of sending out proxy materials to the beneficial owners of our common stock. In addition, officers of the Company may solicit proxies in person or by mail, telephone, e-mail or fax.

Where to Find More Information on IHOP Corp.

Documents Filed with the Securities and Exchange Commission ("SEC")

•
This Proxy Statement is accompanied by the Company's 2007 Annual Report, which includes the Company's consolidated financial statements for the year ended December 31, 2007.

•
You can obtain any of the documents that we file with the SEC (including a copy of our 2007 Annual Report on Form 10-K) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

        IHOP Corp.
        450 N. Brand Boulevard
        Glendale, California 91203
        Phone: (818) 240-6055
        Attention: Corporate Secretary

We will send you the requested documents without charge, excluding exhibits. If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Meeting, please do so by May 1, 2008, so that you will receive them before the Meeting. Alternatively, you may view these documents at the Investor Info section of our web site at http://www.ihop.com.

•
In addition, you may review reports, proxy statements and other information we have filed with the SEC through the SEC's EDGAR web site (http://edgar.sec.gov) or these materials may be reviewed and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call 1-800-732-0330 for further information on the Public Reference Room.

Additional Information

There are a number of other sources for additional information on IHOP Corp., including:

•
The New York Stock Exchange. Reports and other information on the Company can be reviewed at the office of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

•
The IHOP Corp. web site. Our web site at http://www.ihop.com provides ongoing information about the Company and its performance along with copies of the charters of our board committees, and our corporate governance guidelines and ethics policies. In addition, the Investor Info section of the web site includes links to the Company's filings with the SEC and transcripts of investor conference calls with management. Please note that information contained on our web site does not constitute part of this Proxy Statement.

This Proxy Statement, the Proxy Card and the Company's 2007 Annual Report may be viewed online at http://www.ihop.com.

IMPORTANT NOTE:

You should rely only on the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 17, 2008. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

Security Ownership of Certain Beneficial Owners

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on April 10, 2008, or on such other date indicated in the accompanying footnotes, more than 5% of the outstanding shares of the Company's Common Stock.

Name and Address	Shares Owned		Percent of Class
Southeastern Asset Management, Inc. Longleaf Partners Small-Cap Fund, and Mr. O. Mason Hawkins Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	3,310,500	(1)	18.9%
Chilton Investment Company, LLC 1266 East Main Street 7th Floor Stamford, Connecticut 06902	3,292,444	(2)	18.8%
FMR LLC Edward C. Johnson 3d 82 Devonshire Street Boston, MA 02109	2,246,641	(3)	12.8%
MSD Capital, L.P. MSD SBI, L.P 645 Fifth Avenue, 21st Floor New York, New York 10022	2,100,100	(4)	12.0%
Keeley Asset Management Corp 401 South LaSalle Street Chicago, Illinois 60605	1,138,171	(5)	6.5%
Reed, Connor & Birdwell, LLC Donn B. Conner Jeff Bronchick 11111 Santa Monica Boulevard Suite 1700 Los Angeles, California 90025	1,046,245	(6)	6.0%

(1)
In Amendment No. 5 to Schedule 13G, dated February 13, 2008, jointly filed by Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund and Mr. O. Mason Hawkins, such persons report that, at December 31, 2007, Southeastern Asset Management, Inc. possessed sole power to vote or to direct the vote with respect to 233,000 of these shares, shared power to vote or to direct the vote with respect to 2,978,100 of these shares and no power to vote or direct the vote with respect to 99,400 of these shares, sole power to dispose or direct the disposition of 332,400 of these shares and shared power to dispose or direct the disposition of 2,978,100 of these shares; Longleaf Partners Small-Cap Fund possessed shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 2,978,100 of these shares; and Mr. Hawkins possessed no power to vote or to direct the vote and no power to dispose or to direct the disposition of any of these shares.

(2)
In Amendment No. 5 to Schedule 13G dated February 14, 2008 Chilton Investment Company, Inc. ("Chilton") reported that at December 31, 2007, it possessed sole power to vote or direct the vote and sole power to dispose or direct the disposition of these shares. In addition Chilton reported that these shares include 368,415 shares that can be acquired pursuant to immediately convertible preferred shares.

(3)
In Amendment No. 1 to Schedule 13G dated February 14, 2008, FMR LLC and Edwin Johnson 3d jointly reported that as of December 31, 2007 they possessed sole power to vote or to direct the vote with respect to 173,402 of these shares, shared power to vote or to direct the vote with respect to none of these shares and sole power to dispose or to direct the disposition of all of these shares.

(4)
In Amendment No. 1 to Schedule 13G dated February 17, 2004, MSD Capital, L.P. and MSD SBI, L.P. jointly reported that, as of December 31, 2003, they possessed shared power to vote or direct the vote and shared power to dispose or direct the disposition of these shares.

(5)
In its Schedule 13G dated February 14, 2008, Keeley Asset Management Corp. reported that, as of December 31, 2007, it possessed sole power to vote or direct the vote with respect to 1,078,901 of these shares, shared power to vote or direct the vote with respect to none of these shares, and sole power to dispose or to direct the disposition of all of these shares.

(6)
In its Schedule 13G dated February 14, 2008, Reed Conner & Birdwell, LLC. reported that, as of December 31, 2007, it possessed sole power to vote or direct the vote and sole power to dispose or direct the disposition of all of these shares.

Security Ownership of Management and Directors

The following table shows the beneficial ownership, reported to the Company as of February 29, 2008, including shares as to which a right to acquire ownership exists within the meaning of Rule 13-d3(d)(1) under the Securities Exchange Act of 1934, as amended, of each director, each nominee for election as director, each Named Executive and all directors and executive officers of the Company, as a group.

Name and Address(1)	Shares Owned(2)(3)	Percent of Class
H. Frederick Christie	48,700	*
Richard J. Dahl	25,700	*
Frank Edelstein	30,366	*
Michael S. Gordon	72,700	*
Larry Alan Kay	43,344	*
Caroline W. Nahas	38,700	*
Gilbert T. Ray	9,200	*
Patrick W. Rose	53,600	*
Julia A. Stewart	235,241	1.3%
Richard C. Celio	28,820	*
Thomas G. Conforti	83,309	*
Dennis Farrow	0	*
Mark D. Weisberger	52,402	*
All directors and executive officers as a group (16 persons)	766,199	4.2%

*
Represents less than 1% of the outstanding Common Stock.

(1)
The address for each of the directors and named executive officers is:

  IHOP Corp.
  450 N. Brand Boulevard
  Glendale, California 91203

(2)
Subject to applicable community property laws and similar statutes.

(3)
Share amounts for each of the directors, each nominee for election as director, each Named Executive and for all directors and executive officers as a group include shares subject to options that are exercisable within 60 days of the date of this Proxy Statement, as follows:

Name	Shares
H. Frederick Christie	32,500
Richard J. Dahl	17,500
Frank Edelstein	14,166
Michael S. Gordon	22,500
Larry Alan Kay	20,000
Caroline W. Nahas	27,500
Gilbert T. Ray	2,000
Patrick W. Rose	32,500
Julia A. Stewart	99,833
Richard C. Celio	5,955
Thomas G. Conforti	64,945
Dennis Farrow	0
Mark D. Weisberger	31,622
All directors and executive officers as a group (16 persons)	686,984

Compliance with Section 16(a) of the Securities Exchange Act

The Company's directors and executive officers and the beneficial holders of more than 10% of the Common Stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports and other information furnished by the directors and executive officers, the Company believes that all such filing requirements were met during 2007.

Proposal 1. Election of Three Class II Directors

The Board of Directors of the Company is divided into three classes of directors. Class II directors currently serve until the Annual Meeting in 2008, Class III directors serve until the Annual Meeting in 2009 and Class I directors serve until the Annual Meeting in 2010 (in each case, until their respective successors are duly elected and qualified). At the Meeting, three Class II directors will be elected for three-year terms. Shares represented by the enclosed Proxy, if returned duly executed, or voted via the Internet or telephone, and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below.

The Board of Directors, upon recommendation of the Nominating Committee, has designated the three nominees listed below for election as Class II directors of the Company for terms expiring in 2011. Your Proxy will be voted as specified thereon or, if no instructions are given, for the Board's nominees; however, the persons designated to vote Proxies reserve full discretion to vote the shares represented by the Proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

Information Concerning Nominees and Members of the Board of Directors

Nominees—Terms to Expire 2011 (Class II)

Michael S. Gordon (age 72). Mr. Gordon has served on IHOP Corp.'s Board of Directors since 1987. In April 2006, he assumed the position of Vice Chairman of First Q Capital LLC. He served as Chairman of StoneCreek Capital, Inc. (formerly The Gordon+Morris Group, Inc.) from January 2002 through March 2006. He has served as Chairman of the boards of the Orange County Performing Arts Center and the Pacific Symphony. He is a member of the board of the Community Foundation of the Jewish Federation of Orange County.

Larry Alan Kay (age 61). Mr. Kay served as Chairman of IHOP Corp.'s Board of Directors from January 2003 until May 2006. He has served on IHOP Corp.'s Board of Directors since 1987. Mr. Kay has been a private consultant and investor since 1994. He served as Publisher, Fi: The Magazine of Music & Sound, and President and Chief Executive Officer of Fi, L.L.C. from October 1995 until May 1998. He serves as director of Design Center Solutions, Inc. dba Bridgeway Media Group and is an honorary board member of the New Century Chamber Orchestra.

Julia A. Stewart (age 52). Ms. Stewart serves as Chairman and Chief Executive Officer of IHOP Corp. She has served on the IHOP Corp.'s Board of Directors since December 2001 and became Chairman in May 2006. She has served as the IHOP Corp.'s Chief Executive Officer and President since May 2002 and had served as IHOP Corp.'s President and Chief Operating Officer from December 2001 until May 2002. Ms. Stewart served as President, Domestic Division, of Applebee's International, Inc. from October 1998 to August 2001. Ms. Stewart has served on the Board of Directors of Avery Dennison Corporation since January 2003. She is a board member of the non-profit boards of Elliot Leadership Institute, UCLA Anderson School of Management-Board of Visitors, and the Children's Bureau.

Continuing Directors—Terms to Expire 2009 (Class III)

H. Frederick Christie (age 74). Mr. Christie has served on IHOP Corp.'s Board of Directors since 1992. He is an independent consultant and has served on the Boards of Directors of Ducommun, Incorporated since 1985, Southwest Water Co. since 1995, AECOM Technology Corp since 1990 and Valero L.P. from 2002 until July 2005. Beginning in 1972, he has served as a director or trustee of a number of mutual funds operated by Capital Research and Management Company.

Richard J. Dahl (age 56). Mr. Dahl has served on IHOP Corp.'s Board of Directors since February 2004. Mr. Dahl served on the Board of Directors and as President and Chief Operating Officer of Dole Food Company, Inc. from July of 2004 through July of 2007. He had previously served as Vice President, then Senior Vice President and Chief Financial Officer, of Dole Food Company, Inc. during the period July 2002 through July 2004. He was President and Chief Operating Officer of Pacific Century Financial Corporation (formerly known as Bancorp Hawaii, Inc.) from 1994 until 2002. He is a member of the boards of directors of International Rectifier Corporation and of Pacific Health Research Institute.

Patrick W. Rose (age 66). Mr. Rose has served on IHOP Corp.'s Board of Directors since 1992. He is a private investor. Mr. Rose served as Chairman of the Board, President and Chief Executive Officer of Bumble Bee Seafoods, Inc. from June 1985 to August 1988. He served as Chairman of the Board, President and Chief Executive Officer of Van Camp Seafood, Inc., from March 1992 to August 1997. Since 2003, he has served on the board of directors of Birds Eye Foods, Inc. and as United States Commissioner to the Inter-American Tropical Tuna Commission.

Continuing Directors—Terms to Expire 2010 (Class I)

Frank Edelstein (age 82). Mr. Edelstein has served on IHOP Corp.'s Board of Directors since 1987. He is an independent consultant and has served on the boards of directors of Ceradyne, Inc. since 1987 and Arkansas Best Corp. since 1988, and as secretary of the Orange Coast Inter Faith Shelter.

Gilbert T. Ray (age 63). Mr. Ray has served on IHOP Corp.'s Board of Directors since December 2004. He is a retired partner of O'Melveny & Myers LLP. Mr. Ray currently is a member of the boards of Advanced Auto Parts, Inc., DiamondRock Hospitality Company, Seasons Series Fund and SunAmerica Series Trust, Watson Wyatt Worldwide, Sierra Monolithics, Inc., Automobile Club of Southern California and The John Randolph Haynes and Dora Haynes Foundation.

Caroline W. Nahas (age 59). Ms. Nahas has served on IHOP Corp.'s Board of Directors since 1992. She has held the position of Managing Director, Southern California, of Korn/Ferry International or similar positions since May 1998. She served as a member of the Executive Committee of Korn/Ferry International from December 1995 until August 1998. Ms. Nahas serves as a director of Whittier Holdings, Inc., UCLA Anderson School of Management-Board of Visitors and United Way of Greater Los Angeles.

Board of Directors and Corporate Governance

The Board of Directors is responsible for overseeing the direction, affairs and management of the Company. The following highlights some of the corporate governance initiatives taken by the Board in response to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), changes to the New York Stock Exchange ("NYSE") rules and otherwise:

Corporate Governance Principles.    The Company has adopted corporate governance principles. The Company's corporate governance principles can be found on the Corporate Governance link of the Investor Info section of our website, http://www.ihop.com. In addition, printed copies of the Company's corporate governance principles are available at no charge upon request from the Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, CA 91203, (818) 240-6055.

Director Attendance at Annual Meetings.    All directors are expected to attend the Company's Annual Meeting. All of the directors attended the Company's 2007 Annual Meeting.

Independent Directors.    The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company's board of directors has now, and has had for many years, a majority of independent directors.

Under the NYSE rules, a director qualifies as "independent" upon the Board affirmatively determining that he or she has no other material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Based upon a review of the directors' backgrounds and business activities, the Board has determined that directors H. Frederick Christie, Richard J. Dahl, Frank Edelstein, Michael S. Gordon, Larry Alan Kay, Caroline W. Nahas, Gilbert T. Ray, and Patrick W. Rose have no other material relationship with the Company and therefore that they qualify as independent.

Board Committees.    Both the Sarbanes-Oxley Act and the NYSE rules require the Company to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Company to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Company is in compliance with these requirements.

Under the Sarbanes-Oxley Act, members of an audit committee must have no affiliation with the Company, other than their Board seat, and receive no compensation in a capacity other than as a director and committee member. Every member of the Company's Audit Committee meets this independence standard.

The charters of all three of the Company's Board Committees can be found on the Corporate Governance portion of the Investor Info section of our website, http://www.ihop.com and are also available at no charge upon written request to the Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, CA 91203.

Audit Committee Financial Experts.    Rules promulgated by the SEC under the Sarbanes-Oxley Act require the Company to disclose annually whether our Audit Committee has one or more "audit committee financial experts," as defined by the SEC. The Board has determined that Mr. Dahl qualifies as an audit committee financial expert and is independent, as defined in the NYSE rules.

Code of Ethics for Chief Executive and Senior Financial Officers.    The Board has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer and principal accounting officer, as required by the SEC. The Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be found on the Corporate Governance portion of the Investor Info section of our website, http://www.ihop.com, and is also available at no charge upon written request to the Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, CA 91203.

Policies on Business Conduct.    The Board has adopted a code of business conduct and ethics for directors, officers and employees. IHOP Corp.'s Policies on Business Conduct can be found on the Corporate Governance portion of the Investor Info section of our website, http://www.ihop.com and are also available at no charge upon written request to the Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, CA 91203-2306.

Non-Management Directors.    The NYSE rules require that the non-management directors of a listed company meet periodically in executive sessions. The Company's non-management directors meet separately at each regular meeting of the Board and most committee meetings. The Lead Director, Larry Alan Kay, is not a member of management and presides during executive sessions of the Board.

Interested parties may express their concerns to the Company's non-management directors by contacting the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, IHOP Corp., 450 North Brand Boulevard, Glendale, California 91203. The Corporate Secretary will relay all such correspondence to the Chairman of the Nominating and Corporate Governance Committee.

Communications with the Board.    Shareholders may communicate with the Board of Directors, care of the Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, California 91203. The Corporate Secretary will relay all such correspondence to the entire Board of Directors.

Senior Management Evaluation.    In consultation with the other independent directors, the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee annually evaluate the performance of the Company's CEO.

Corporate Financial Ethics Hotline.    The Company has established a corporate financial ethics hotline to allow any employee to lodge a complaint, confidentially and anonymously, about any accounting, internal control or auditing matter that is of concern.

Board Retirement Policy.    In 2004, the Board resolved that effective with the 2005 Annual Meeting, no person may stand for election to serve as a member of the Company's Board of Directors if he or she shall have reached his or her 76th birthday. Notwithstanding the foregoing, under special circumstances, upon the recommendation of the Nominating and Corporate Governance Committee, and upon the consent and approval of a majority of the Board, a person who has reached his or her 76th birthday may be permitted to stand for election and serve on the Board.

At a meeting held in February 2007 in recognition of his valuable contributions as a member of the Board, upon recommendation of the Nominating and Corporate Governance Committee the Board unanimously voted to waive the Board Retirement Policy with respect to Frank Edelstein.

Board Meetings and Attendance

Board Meetings (including telephonic conference calls) in 2007: 16 meetings.

Board Committees: Three standing committees: Audit, Compensation, and Nominating and Corporate Governance. See "Board Committees" for descriptions of the principal functions of the committees and their members.

Total Committee Meetings in 2007: 22 meetings.

2007 Attendance: Each director attended 75% or more of the total number of meetings held by the Board and all Committees on which he or she served.

Board Committees

Name of Committee and Membership	Principal Functions of the Committee		Meetings in 2007

Audit Committee Richard J. Dahl, Chairman Michael S. Gordon Larry Alan Kay	•	Responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.	9
•	Reviews with management and the independent auditors
the Company's quarterly and annual financial statements
and other financial disclosures, the adequacy of internal
controls and major issues regarding accounting principles
and practices, including any changes resulting from
amendments to SEC or Financial Accounting Standards
Board ("FASB") rules.
	•	Meets at each regular meeting with the Company's director of internal audit and the independent auditors in separate executive sessions.
	•	Reviews the performance of the Company's independent auditors.
	•	Prepares a report to shareholders included in the Company's proxy statement for its annual meeting of shareholders.

Compensation Committee Frank Edelstein, Chairman Caroline W. Nahas Patrick W. Rose	•	Oversees the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans.	10
•	Reviews at least annually the goals and objectives of the
Company's executive compensation plans, and amends, or
recommends that the Board amend, these goals and
objectives if the Committee deems it appropriate.
•	Evaluates annually the performance of the CEO and other
executive officers in light of the goals and objectives of the
Company's executive compensation plans, and either as a
committee or, together with the other independent
directors, determines and approves the CEO's
compensation based on this evaluation and makes
recommendations to the Board with respect to the
compensation of the other executive officers.
	•	Evaluates annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board.
	•	Prepares a report on executive compensation to be included in the Company's proxy statement for its annual meeting of shareholders or its annual report on Form 10-K.

Nominating and Corporate Governance Committee H. Frederick Christie,	•	Identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board.	3
Chairman Michael S. Gordon	•	Advises the Board with respect to the Board composition, procedures and committees.
Gilbert T. Ray Patrick W. Rose	•	Develops and recommends to the Board a set of corporate governance principles applicable to the Company.
	•	Oversees the evaluation of the Board and the Company's management.

Nominating and Corporate Governance Committee

Our Nominating and Governance Committee (the "Nominating Committee") is comprised of four independent directors: H. Frederick Christie (Chairman), Michael S. Gordon, Gilbert T. Ray and Patrick W. Rose. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Corporate Governance portion of the Investor Info section of our corporate web site, http://www.ihop.com, and is also available at no charge upon written request to Corporate Secretary, IHOP Corp., 450 N. Brand Blvd., Glendale, CA 91401. The chart set forth in "Board Committees" describes some of the principal functions of the Committee under its charter.

The Nominating Committee will consider director candidates recommended by shareholders. Shareholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Corporate Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Consistent with its charter, the Nominating Committee considers various criteria in Board candidates, including, among others, experience, interpersonal skills, expertise, diversity, personal and professional integrity, character, business judgment, business philosophy, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating Committee considers appropriate in the context of the needs of the Board. The Nominating Committee also considers whether a potential nominee would satisfy the NYSE's criteria of director "independence"; the NYSE's "financial management expertise" standard; and the SEC's definition of "audit committee financial expert".

Whenever a vacancy exists on the Board due to expansion of the Board's size or the resignation or retirement of an existing director, the Nominating Committee begins its process of identifying and evaluating potential director nominees. The Nominating Committee considers recommendations of management, shareholders and others. The Nominating Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

The Nominating Committee conducted an evaluation and assessment of the directors those whose term expires in 2008, for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating Committee determined to recommend to the Board that Michael S. Gordon, Larry Alan Kay and Julia A. Stewart be nominated for re-election to the Board of Directors. The Board accepted the Nominating Committee's recommendation and has nominated Michael S. Gordon, Larry Alan Kay and Julia A. Stewart for re-election.

The Nominating Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the Annual Meeting.

Director's Compensation

Director's compensation is paid only to non-employee Directors (See discussion and chart under "Director Compensation" on page 32). Cash compensation for non-employee Directors is comprised of separate fees for board membership, participation on one or more board committees and, where applicable, for serving as the Chairman of a board committee. The annual board membership fee for each of the non-employee Directors is $50,000, except that the Lead Director's annual fee is $75,000. The annual fees for participating on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are $10,000, $7,500 and $5,000 respectively. In addition, the chairmen of the Audit, Compensation, and Nominating and Corporate Governance Committees receive annual fees for their services as chairmen of $15,000, $10,000 and $5,000 respectively. The Company reimburses each of the Directors for his or her reasonable expenses for attendance at Board and Committee meetings and other Company events.

Non-employee directors are eligible to participate in the 2005 Stock Incentive Plan for Non-Employee Directors (the "2005 Plan"). Under the 2005 Plan, non-employee directors may receive periodic grants of stock options and/or restricted stock. In 2007, each of the directors received 1,500 shares of restricted stock. The restrictions on these shares lapse on February 20, 2010.

Executive Officers of the Company

The following table sets forth certain information with respect to each person who is an executive officer of the Company:

Executive Officer	Age	Position and Offices with the Company
Julia A. Stewart	52	Director, Chief Executive Officer and President
Richard C. Celio	57	Vice President, Franchise Development
Thomas G. Conforti	49	Chief Financial Officer
Greggory Kalvin	48	Vice President, Corporate Controller
John Jakubek	55	Senior Vice President, Human Resources
Carolyn P. O'Keefe	51	Chief Marketing Officer
Mark D. Weisberger	52	Vice President, Legal, Secretary and General Counsel

Executive officers of the Company are appointed by the Board of Directors and serve at the Board's discretion.

See "Information concerning Nominees and Members of the Board of Directors" above for additional information concerning Ms. Stewart.

Mr. Celio served as Vice President, Development from March 1997 until June 2003. From June 2003 until December 2007, he served as Vice President, Franchise Development. On December 1, 2007, Mr. Celio assumed the position of Chief Restaurant Support Officer.

Mr. Conforti was named Chief Financial Officer in December 2002. He served as Chief Financial Officer of KB Home from March 2001 to June 2001. He served as President and Chief Operating Officer of eMind.Com LLC from March 2000 to March 2001. Mr. Conforti served as a member of the board of directors of eMind.Com LLC from March 2000 until May 2005. He served as Executive Vice President of Operations and Chief Financial Officer from April 1999 to March 2000, as Executive Vice President, Global Licensing from May 1998 to June 1999 and as Executive Vice President and Chief Financial Officer from July 1997 to April 1998 of the Consumer Products Division of The Walt Disney Company.

Mr. Kalvin was named Vice President, Corporate Controller in August, 2007. Previously he had held the positions of Chief Accounting Officer (2003-2007), Vice President, Finance (1999-2001) and Controller (1997-1999) of J2 Global Communications, Inc.

Mr. Jakubek was named Senior Vice President, Human Resources in March 2008. Prior to joining the Company he served as Senior Vice President of Human Resources for Oakwood Worldwide from November 2006 to April 2008. He held the position of Vice President Human Resources for several divisions of ConAgra Foods, Inc. from February 2001 to July 2006.

Ms. O'Keefe was named Senior Vice President, Marketing of the IHOP business unit on December 1, 2007. She had served as the Company's Chief Marketing Officer from September 1, 2004 until November 30, 2007. From February 1998 to May 2003 she served as Vice President Retail Concept of Allied Domecq QSR/Baskin Robbins. From June 2003 to August 2004 she was self-employed as a marketing consultant.

Mr. Weisberger has served as Vice President, Legal, Secretary and General Counsel since January 1994.

Employment Agreements

See See "Compensation Discussion and Analysis—(f) Performance-Based Compensation—5. Employment Agreements and Change of Control Provisions" on page 20.

Compensation Discussion and Analysis

(a) General Philosophy Regarding Executive Compensation and Objectives

Throughout this Compensation Discussion and Analysis ("CD&A") the individuals who served as the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the other individuals included in the Summary Compensation Table on page 25 of this Proxy Statement, are sometimes referred to as the "Named Executives."

The Company's philosophy regarding compensation is based on several objectives, including: (i) linking the interests of the Named Executives with those of the Company's shareholders; (ii) instilling an ownership culture throughout the Company and officer group; (iii) facilitating the attraction and retention of high caliber executive talent; (iv) paying for performance and (v) rewarding executives for achievement of both annual and longer-term Company financial and key operating goals. The Compensation Committee of the Board of Directors (for purposes of this CD&A, the "Committee") has designed the Company's executive compensation programs to meet these objectives. The Committee seeks to tie each Named Executive's performance-based compensation, to the extent feasible, directly to his or her contribution to the Company's success in achieving its performance objectives.

The Company's executive compensation program consists of three main components: (1) base annual salary, (2) annual cash bonus, and (3) long-term incentives in the form of stock options, restricted stock grants, performance share awards or other stock-based awards. The bonus and long-term incentives, in addition to annual merit increases, constitute the performance-based portion of the compensation program. The Named Executives' compensation for 2007 reflected the commitment of the Committee to coordinating compensation with Company and individual performance.

The Committee's compensation strategy calls for the establishment of targets against a peer group for base salaries and for total direct compensation (i.e. base salaries, bonuses and long-term incentives) for each Named Executive. In general, base salaries are targeted at the median of the peer group companies and these target salary levels are reevaluated by the Committee approximately every two to three years. Total direct compensation for each Named Executive, which includes performance-based components, is structured so that if pre-determined annual and long-term performance objectives are met, total direct compensation would be at approximately the median for like positions at peer group companies. For the Chief Executive Officer, the Committee designs total compensation to reward company-wide performance by tying awards primarily to the Company's ability to achieve cash flow objectives. For the other Named Executives, in addition to the measure mentioned above, the Committee also designs the annual bonus to reward the achievement of specific goals ("Individual Business Objectives") within areas under the direct control of the relevant executives.

It has been the Committee's general practice to review executive compensation at least annually. Decisions about annual salary increases, the approval of bonuses, the design of each year's bonus plan, and the granting of awards of stock-based compensation are made after a series of meetings among the Committee, the Committee's compensation consultant, the CEO, and the Executive Director of Human Resources. They are generally finalized at a meeting of the Committee held in the first quarter of each year. Subsequently, the Committee's decisions are presented in detail to the full Board of Directors for their review and ratification. In addition, the Committee may be called upon throughout the year to consider and approve compensation packages for new executives prior to hiring and to address other issues related to the compensation programs as they may arise, for example, as discussed in greater detail below, the Committee made a range of compensation decisions in connection with the Company's acquisition of 100% of the capital stock of Applebee's International, Inc. on November 29, 2007 (the "Applebee's Acquisition).

(b) Role of the Compensation Committee

The purposes of the Committee are generally to oversee the Company's compensation and employee benefit plans and practices, including its executive and Board of Directors compensation and its incentive-compensation and equity-based plans; to review and discuss with management the Company's CD&A and to prepare the Compensation Committee Report as required by the rules of the SEC.

The Committee's major responsibilities with respect to executive and director compensation include:

•
An annual review of the goals and objectives of the Company's executive compensation plans, and if the Committee deems it appropriate, to recommend to the Board of Directors the adoption of new executive compensation plans or the amendment of existing executive compensation plans.

•
The establishment of annual performance goals for the CEO, and an evaluation of actual results against those goals, in consideration of the goals and objectives of the Company's executive compensation plans and, either as a Committee or together with the other independent directors (as directed by the Board), to determine and approve the CEO's compensation level based on this evaluation. In determining the total direct compensation of the CEO, the Committee considers all relevant factors, including the Company's performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the CEO of the Company in past years. The Committee may discuss the CEO's compensation with the Board if it chooses to do so.

•
To evaluate annually the performance of the Company's other executive officers in light of the goals and objectives of the Company's executive compensation plans, and either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the compensation of such other executive officers.

•
To evaluate annually the appropriate level of compensation for Board and committee service by non-employee directors.

•
To review perquisites or other personal benefits to the Company's executive officers and directors and recommend any changes to the Board.

•
To approve the annual safe harbor contribution to the IHOP Corp. 401(k) plan.

In 2007, the Committee utilized the services of Semler Brossy Consulting Group, LLC ("Semler") and later in the year Hewitt Associates ("Hewitt"), as independent compensation consultants, to assist it in designing the overall executive compensation program. In addition, during 2007 the Committee or its Chairman spoke with representatives of MSD Capital, LP, Southeastern Asset Management, Inc. and Chilton Investment Company, LLC (shareholders of the Company) at the shareholders' request to discuss and consider a range of compensation suggestions relating primarily to long-term incentive compensation for certain key executives. The suggestions of these shareholders centered around the creation of meaningful incentives for the executives best positioned to impact the Company's success in integrating the Applebee's business and in meeting the financial and other business goals that supported the decision to pursue the acquisition. Their suggestion was to establish a gradation of dollar and/or equity awards commensurate with the impact of the executive's efforts on the market price of the Company's stock. At the time of these conversations, the Committee had already been working on the development of such a program based on stock options vesting at the end of three years. The size of the rewards would be directly related to the impact of the Applebee's Acquisition on the market price of the Company's stock. The Committee believes that the order of magnitude suggested by the major shareholders was roughly in line with the Committee's program.

(c) Compensation Benchmarking and Peer Groups

The Company uses different peer groups and studies for different benchmarking comparisons, including base salary levels, target annual bonuses, and competitive long-term grants of equity-based compensation, as follows:

For Named Executive compensation, the Committee, with the assistance of Semler, developed a peer group (the "Named Executive Peer Group") consisting of restaurant companies that franchise at least 33% of their restaurants and whose system-wide sales ranged from 33% to 300% of the Company's system-wide sales. Certain companies that otherwise met these criteria were excluded from the peer group because aspects of their business models differed significantly from the Company's business model or circumstances suggested that their compensation practices might not be relevant benchmarks for regular, ongoing compensation practices. The Named Executive Peer Group consists of the following companies: AFC Enterprises, Inc., Applebee's International, Inc., Buffalo Wild Wings, Inc., Checkers Drive-In Restaurants, Inc., CKE Restaurants, Inc., Denny's Corp., Domino's Pizza Inc., Panera Bread Co., Papa Johns International, Inc., Red Robin Gourmet Burgers, Sonic Corp., and Triarc Companies, Inc.

In September, 2007, the Committee, with input from Hewitt and members of management, developed a new peer group for the purposes of evaluating executive compensation, reflecting the fact that, subsequent to the Applebee's Acquisition, the Company would be significantly larger in terms of revenues, numbers of employees, and numbers of Company operated restaurants, among other things, and also that it would be significantly more complex to manage. The new peer group consists of the following companies: Sonic Corp., Panera Bread Co., Denny's Corp. Papa Johns International, Inc., Landrys Restaurants, Inc., Ruby Tuesday, Inc., Cheesecake Factory, Inc., CKE Restaurants, Inc., Bob Evans Farms, Burger King Holdings, Inc., CBRL Group, Inc., Wendy's International, Inc., Jack in the Box, Inc., Brinker International, Inc., and Darden Restaurants, Inc. (the "New Named Executive Peer Group")

One of the measures used to determine award payouts relating to performance shares under Cycle 1 (2004-2006), Cycle 2 (2005-2007) and Cycle 3 (2006-2008) of the Long Term Incentive Plan ("LTIP"), is the Company's relative total shareholder return compared to the performance of a peer group index, the Value Line Restaurant Index. The other measures used for these Cycles as well as Cycle 4 (2007-2009) are tied to the generation of targeted levels of cash from operations.

During its deliberations regarding base salary levels, target annual bonuses, and equity-based compensation, the Committee reviewed and considered information from Hewitt's Total Compensation Measurement database, the Hay Group 2007 Chain Restaurant Compensation Survey and other information obtained from proxy statement disclosures of the Named Executive Peer Group companies.

(d) Allocation of Compensation

Consistent with the Committee's objectives and historical practice of linking executives' interests with those of the Company's shareholders and instilling an ownership culture throughout the Company, the largest element of total direct compensation for each of the Named Executives was performance-based, including annual bonuses paid in cash, awards of restricted stock, and awards of performance shares under the LTIP, which incorporate payments of both stock and cash.

(e) Annual Base Salaries

In setting annual base salaries, the Committee considered benchmarking data derived from a review of the proxy statement disclosures of the Named Executive Peer Group, data from general and restaurant industry compensation surveys furnished by Semler, recommendations from Semler and, in the case of the Named Executives other than Ms. Stewart, CEO recommendations and assessments of the individual Named Executives' performance. In determining Ms. Stewart's base salary the Committee made an assessment of Ms. Stewart's performance as CEO in light of the performance of the Company as a whole, as well as pre-determined business objectives set by the CEO and approved by the Committee. Another significant factor in determining the amount of her salary increase was the Committee's determination that her base salary be set at approximately the median of the Named Executive Peer Group. Effective April 1, 2007, Ms. Stewart's base salary was increased from $635,000 to $655,000 or approximately 3.1%.

The Committee's decisions about salary increases for the other Named Executives were based in part on the CEO's assessment of their respective job performance and potential future contributions to the Company coupled with the Committee's determination to keep base annual salary increases at flat to minimum levels. Another significant factor in determining the amount of the raises for the Named Executives was the Committee's determination that their base salaries be set at approximately the median of the executives holding comparable positions with the Named Executive Peer Group companies. For the Named Executives other than the CEO, 2007 salary increases ranged from approximately 1.4% to approximately 5.6%.

As mentioned above, in November 2007, the Company acquired Applebee's International, Inc. In recognition of her increased duties as CEO of IHOP Corp., with responsibility for both the IHOP and Applebee's brands, Ms. Stewart's annual salary was increased from $655,000 to $850,000 effective as of December 1, 2007. Effective December 1, 2007 Mr. Celio was promoted to the position of Chief Restaurant Support Officer and his annual salary was increased from $310,000 to $400,000. As Chief Restaurant Support Officer, Mr. Celio is responsible for a range of shared services provided to the parent company as well as both business units. In addition, Mr. Conforti's annual salary was increased from $375,000 to $425,000 in recognition of increased responsibilities resulting from the Applebee's Acquisition. The Committee made these salary increase decisions in consultation with Hewitt and after considering Hewitt's Total Compensation Measurement database, the Hay Group 2007 Chain Restaurant Compensation Survey, and information obtained from proxy statement disclosures of the New Named Executive Peer Group companies. The amounts of the increases were intended to be consistent with the Committee's general philosophy that base salaries should be targeted at the median of the peer group companies for like positions.

(f) Performance-Based Compensation

1.     Annual Bonus

Pursuant to the IHOP Corp. Executive Incentive Plan (the "Incentive Plan"), the amount of any bonus is targeted as a percentage of salary. When the Incentive Plan was adopted in early 2007, the target bonus for Ms. Stewart for 2007 was set at 75% of her base salary. The target bonuses for Mr. Farrow and Mr. Conforti for 2007 were set at 50% of base salary, and the target bonuses for 2007 for Mr. Celio and Mr. Weisberger were set at 40% of base salary. Commensurate with increases in their duties associated with the acquisition of Applebee's the target amount for Ms. Stewart was increased to 100% of base salary and the target amounts for Mr. Celio and Mr. Conforti were increased to 75% of base salary effective on a pro rata basis beginning December 1, 2007. Decisions regarding the target bonus percentages (both at the beginning of the year and in connection with the Applebee's Acquisition) were made in consultation with the Committee's compensation consultants and after consideration of the studies and peer group data mentioned above. These target bonuses were chosen at levels such that total direct compensation for each Named Executive would be at approximately the median for like positions of peer group companies if performance objectives are met.

For all Named Executives, the bonus actually earned and paid out under the Incentive Plan is based on the achievement of targeted levels of Operating Cash Flow for the 2007 fiscal year. The Incentive Plan for 2007 provides that a minimum Operating Cash Flow target of $59 million be reached before any bonus is payable (the "Threshold Bonus"). In other words, if Operating Cash flow did not equal or exceed the $59 million target none of the Named Executives would have been entitled to a bonus. For the 2007 fiscal year, the threshold for payment of a bonus represented 97% of targeted Operating Cash Flow in the Company's budget. At this threshold amount, participants would have been entitled to a bonus equal to 40% of their target bonus. In addition, the Incentive Plan allows for bonuses in excess of the target amount if actual annual Operating Cash Flow exceeds the targeted Operating Cash Flow. The portion of each bonus which is tied to Operating Cash Flow increases in 10% increments for each additional $600,000 in Operating Cash Flow over the target amount.

The formula for determining Ms. Stewart's bonus is based solely on the Company's achievement of its Operating Cash Flow target. The bonus formulas for the other Named Executives were allocated between individual performances on certain pre-defined Individual Business Objectives (30%) and achievement of the Operating Cash Flow target (70%).

The Company's Operating Cash Flow for 2007, after certain adjustments, both positive and negative and, primarily relating to the Applebee's Acquisition, was equal to 210% of the Operating Cash Flow target; however, the Committee, exercising discretion allowed it under the Incentive Plan, determined the payout for the Company performance element of the bonuses should be set at 180%. The Committee's decision was based in part on the fact that the Company's earnings per share for 2007, inclusive of the impact of the Applebee's Acquisition, were below the Company's earnings per share for 2006 and that the Company's Common Stock had declined significantly from levels prior to the closing of the transaction.

The portions of the bonuses relating to Individual Business Objectives for the Named Executives other than Ms. Stewart were paid at percentages ranging from 96% to 100% of their bonus targets.

The amounts in the table below represent the bonuses paid to each of the Named Executives pursuant to the Incentive Plan for 2007.

Name	Bonus Paid ($)(1)
Julia A. Stewart	1,179,375
Richard C. Celio	265,740
Thomas G. Conforti	342,657
Dennis Farrow	296,400
Mark D. Weisberger	180,960

(1)
Bonus Paid includes bonus amounts associated with company performance and Individual Business Objectives. (except for Ms. Stewart whose bonus is based solely on the level of achievement against the Operating Cash Flow target).

The amounts awarded to the Named Executives are reflected in the column entitled "Non-Equity Incentive plan compensation" of the Summary Compensation Table on page 25.

2.     Long-Term Incentives.

The Named Executives participate in the IHOP Corp. 2001 Stock Incentive Plan (the "2001 Plan") which is aimed at promoting the acquisition and ownership of the Company's stock by executives and other Company employees. Under the 2001 Plan, the Committee may grant stock options, restricted stock, performance shares or other stock based incentives.

Annual Restricted Stock Grants

In 2007, the Committee granted each of the Named Executives restricted stock, subject to a three-year restriction period. The number of shares of restricted stock awarded to each of the Named Executives was, in part, intended to have approximately the same impact on the Company's net income as stock option awards had in prior years (assuming that the Company had been incurring compensation expense associated with option grants). In addition, the Committee considered a range of other factors in setting the number of shares to be awarded to the Named Executives, including assessments of their individual performance, the Committee's opinion that restricted stock grants are effective means of retaining valuable executives, the potential contribution that each could be expected to make in the future, the Named Executives' targeted total direct compensation, and the size of awards provided to others holding similar positions in the Named Executives Peer Group.

The table below provides information regarding the annual grants of restricted stock to the Named Executives in 2007.

Name	Restricted Stock Awards
Julia A. Stewart	10,000
Richard C. Celio	5,000
Thomas G. Conforti	2,500
Dennis Farrow	1,250
Mark D. Weisberger	2,000

Special Restricted Stock Grants

Subsequent to the execution of the agreement to acquire Applebee's, Ms. Stewart recommended to the Committee that it consider making special unrestricted stock grants in specified amounts to certain executives who were integrally involved in the negotiation of the Applebee's acquisition agreement and/or a range of other activities needed to successfully complete the transaction including Mr. Celio, Mr. Conforti and Mr. Weisberger. After deliberation, the Committee determined to grant restricted shares to Ms. Stewart (27,000 shares), Mr. Celio (7,500 shares), Mr. Conforti (8,500 shares) and Mr. Weisberger (7,500 shares) subject to the closing of the Applebee's Acquisition. The restrictions on these shares lapse in increments as follows: as to 25% of the shares six months after the closing of the Applebee's Acquisition, as to 25% of the shares one year after the closing of the Applebee's Acquisition, and as to the remaining 50% of the shares, two years after the closing of the Applebee's Acquisition. The size of each award, the type of award (i.e. restricted stock) and the lapsing schedules for the restrictions on the shares were determined by the Committee in consultation with Hewitt and, with respect to the awards for Messrs. Celio, Conforti and Weisberger, Ms. Stewart, with a primary consideration being the design of awards that would strongly incent the recipients to remain in position throughout the acquisition transaction and integration process.

3.     Long Term Incentive Plan

Beginning in 2004, the Committee adopted the LTIP. The objective of this program is to focus management attention on the longer term growth and cash generation objectives of the Company and to reward participants for achieving specific three-year goals. The Named Executives are eligible to earn incentive awards payable one-half in Company stock and one-half in cash based on the achievement of pre-determined goals over a three-year period.

Ms. Stewart and each of the other Named Executives received an award under the LTIP in 2007 ("Cycle 4 award"). The goal for this three year LTIP cycle relates to the generation of specified levels of Aggregate Net Cash Flow from Operations. Depending upon the performance of the Company against this measure over the three year cycle, it is possible for the recipients to receive cash and stock with a total value ranging from 0% to 175% of the targeted number of shares for each Named Executive.

The amounts in the table below represent the targeted number of Cycle 4 awards made pursuant to the LTIP in 2007.

Name	Performance Share Awards (#)
Julia A. Stewart	15,000
Richard C. Celio	4,000
Thomas G. Conforti	5,000
Dennis Farrow	5,000
Mark D. Weisberger	4,000

Payouts are earned based upon meeting targeted amounts of aggregate net cash flow from operations over a three year period beginning January 1, 2007 and ending December 31, 2009 (the "Performance Period"). In order to reach the minimum threshold for payouts, the Company's cumulative aggregate net cash flow from operations for the Performance Period must be equal to or greater than $172 million. In order to reach the maximum payout, the Company's cumulative aggregate net cash flow from operations for the three year period must be equal to or greater than $222 million.

After the Performance Period, one-half of the earned units will be paid in cash. The cash value for each such unit will be equal to the average closing price of one share of the Company's common stock on the last day of the Performance Period. The balance of the earned units will be paid in shares of the Company's common stock. In addition, any dividends declared on the Company's Common Stock during the Performance Period shall be deemed to have been reinvested in additional shares of the Company's Common Stock as of the date of the dividend payment and such shares will be paid to the participants after the Performance Period. Market value is determined by multiplying the targeted share amount by the closing price of the Company's stock on the New York Stock Exchange.

4.     Stock Ownership Guidelines

The Board of Directors has adopted share ownership guidelines for the Named Executives and other executives. The guidelines are intended to further the Committee's objectives of linking executives' interests with those of the Company's shareholders. The guidelines call for Ms. Stewart to accumulate a minimum of 50,000 shares, Mr. Celio, Mr. Conforti and Mr. Farrow to accumulate a minimum of 15,000 shares, and Mr. Weisberger to accumulate a minimum of 8,000 shares over a 5 year period beginning in 2005. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient stock by the Company's executives to allow them to meet the stock ownership guidelines.

The Committee annually reviews each Named Executive's progress towards meeting the stock ownership guidelines. The Committee has informed the executives that it may reduce or choose not to grant future stock based compensation to any executives who fail to make reasonable progress towards meeting the stock ownership goals within the specified time period.

In March 2007, the Committee completed a review of each of the Company's executive's stock ownership and his or her plans for complying with the guidelines. The Committee determined that each of the Named Executives has met his or her objective or is making satisfactory progress towards accumulating the required number of shares.

5.     Employment Agreements and Change of Control Provisions

Prior to November 29, 2007, each of the Named Executives was party to an employment agreement with the Company on forms of agreement which were substantially similar except, that in the cases of Mr. Conforti and Mr. Farrow, the terms of their employment arrangements were reflected in letter agreements which contemplated the execution of a formal employment agreement similar in form and substance to those with the other Named Executives. These employment agreements provide for base salaries, participation in a bonus program, car allowances, and certain other perquisites as well as benefit programs available to other employees. The agreements provide that the Board of Directors may, at its discretion, increase the executive's base salary during the term of the employment agreement. The employment agreements generally call for initial employment terms of two years and provide for automatic successive one-year extensions unless the Company or the executive gives notice to the contrary more than 90 days prior to the expiration of the then current term of the agreement. The agreements provide that in the event of a change in control of the Company, the employment periods for the Named Executives will automatically be extended, for two years from the date of such change in control. At any time following a change in control, the Named Executive may terminate his or her employment for "Good Reason."

For purposes of all the employment agreements, "Good Reason" means the occurrence (without the executive's express written consent) of any material breach of the employment agreement, including

•
the assignment to the Named Executive of any duties inconsistent with his/her status as a senior executive of the Company or a substantially adverse alteration in the nature or status of his/her responsibilities from those in effect immediately prior to a Change in Control;

•
a reduction by the Company in the Named Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

•
the relocation of the Company's principal offices to a location outside Southern California or the Company's requiring the Named Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with his/her normal business travel obligations;

•
the failure by the Company to pay to the Named Executive any portion of current compensation, or to pay any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;

•
the failure by the Company to continue in effect any compensation plan in which the Named Executive participates immediately prior to the Change in Control which is material to the Named Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Named Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Named Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

•
the failure by the Company to continue to provide the Named Executive with benefits substantially similar to those enjoyed by the Named Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Named Executive was participating immediately prior to the Change in Control; or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Named Executive of any material fringe benefit enjoyed by the Named Executive immediately prior to the Change in Control;

•
any purported termination of the Named Executive's employment which is not effected pursuant to a notice of termination satisfying the requirements of the employment agreement.

A "Change in Control" shall be deemed to have occurred if any one of the conditions following conditions occurs:

•
any "person" (as such term is used in Sections 14(d) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

•
during any period of two consecutive years individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

•
the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

•
the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

Ms. Stewart's employment agreement provides for severance payments and benefits if her employment is terminated under specified circumstances. In the event the termination is for a reason other than cause, death or disability, she would be entitled to all salary and bonus payments that would have been payable had she continued to be employed for a period of 12 months plus all other amounts to which she is entitled under any compensation plan of the company in cash in a lump sum no later than the 15th day following the date of termination. In addition, the Company would be required to provide her with life, disability, accident and health insurance benefits substantially similar to those which she and her covered family members are receiving immediately prior to termination for a period of 12 months.

In the event the termination is for Good Reason following a change in control, she would be entitled to all salary and bonus payments that would have been payable had she continued to be employed for a period of 24 months plus all other amounts to which she is entitled under any compensation plan of the Company in cash in a lump sum no later than the 15th day following the date of termination. In addition, the Company would be required to provide her with life, disability, accident and health insurance benefits substantially similar to those which she and her covered family members are receiving immediately prior to termination for a period of 24 months.

The severance provisions of the employment agreements for the remaining Named Executives are substantially identical to those of Ms. Stewart.

In conjunction with the Applebee's Acquisition, Mr. Celio and Mr. Weisberger signed letter agreements outlining their new titles, job duties and compensation arrangements. These letter agreements contemplated that the Company and each of Mr. Celio and Mr. Weisberger would enter into new employment agreements, which has not yet taken place. At present, it is the Company's intention to enter into new employment agreements with Ms. Stewart, Mr. Celio and Mr. Conforti, and that Mr. Weisberger will be afforded certain rights to severance payments upon termination of employment without a change of control and/or subsequent to a change of control pursuant to policies the Committee is developing for executives who are not parties to an employment agreement. The Committee has not yet finalized the forms of these employment agreements or policies and has been working with Hewitt in the design and drafting of the new employment agreements. The new employment agreements will provide among other things for base salaries, participation in cash and stock based incentive programs, certain perquisites as well as benefit programs available to other employees. The employment agreements and policies will include arrangements for severance payments in the event an executive's employment is terminated under specified circumstances, including terminations in connection with or subsequent to a change in control of the Company.

The 2001 Plan provides that in the event of a Change of Control, unless otherwise determined by the Administrator at or after grant, but prior to such Change of Control, all options not previously exercisable and vested will become fully exercisable and vested. In addition, awards of restricted stock, deferred stock and performance shares will be deemed fully vested and all restrictions and conditions thereon will lapse.

(g) Retirement Plans

IHOP Corp. 401(k) Plan

The Company maintains the IHOP Corp. 401(k) plan (the "401(k) Plan") for the benefit of all qualifying employees, including the Named Executives. The 401(k) Plan is a tax-qualified retirement savings plan that permits employees to defer a portion of their income and cause it to be invested in a range of mutual funds. The IRS has set limits on the maximum amount that an employee may contribute to a 401(k) in any year. The participant contribution limit for 2007 was $15,500. The participant contribution limit for 2008 is $15,500. In addition, consistent with IRS regulations, the 401(k) Plan allows participants who will be 50 years old or older at any time during an applicable calendar to make "catch-up" contributions. The IRS limit on catch-up contributions for 2007 was $5,000 and will be the same amount for 2008.

The Company matches 100% of each participant's contributions to the 401(k) Plan up to an amount equal to 3% of the participant's eligible compensation (as defined under the 401(k) Plan). In addition, for the last several years the Company has made a "safe harbor" contribution equal to 3% of each participant's eligible compensation. The safe harbor contributions satisfy certain Code requirements and eliminate the need for the 401(k) Plan to perform certain annual non-discrimination tests. Participants are 100% vested in the Company's 401(k) matching and safe harbor contributions.

Deferred Compensation Plans

Named Executives are eligible to defer their base salaries, bonuses and certain stock-based compensation to the IHOP Corp. Deferred Compensation Plan for Deferrals after 2004 (the "2004 Deferred Compensation Plan"), which is a non-qualified plan. Deferrals are always 100% vested. This plan provides the Named Executives with a long-term capital accumulation opportunity. The 2004 Deferred Compensation Plan provides a range of mutual funds as investment opportunities as well as Company stock. The Deferred Compensation Plan is designed to comply with section 409A of the Internal Revenue Code. Mr. Weisberger maintains an account balance under a prior deferred compensation plan that is substantially similar to the 2004 Deferred Compensation Plan in all material respects.

(h) Perquisites

The Company provides Named Executives with perquisites to attract and retain senior executives. The Committee periodically reviews the perquisites provided to the Named Executives.

Annual Physical

Each Named Executive is required to have an annual physical provided at the Company's cost. The results are confidential between the physician and the Named Executive.

Automobile Allowances

The Company pays each of the Named Executives an automobile allowance. The annual allowances for each of the Named Executives are: Ms. Stewart—$12,000, Mr. Celio—$10,200, Mr. Conforti—$10,200, Mr. Farrow—$10,200, and Mr. Weisberger—$8,400.

Airline Clubs

The Company reimburses Ms. Stewart for three airline club memberships and each of the other Named Executives for the cost of one airline club membership for their use when traveling.

Supplemental Life Insurance

The Company pays the premiums for Supplemental Life Insurance for each of the Named Executives in addition to paying for life insurance for all eligible employees. Ms. Stewart's policy provides for $1 million in supplemental life insurance and the policies for the other Named Executives provide for $500,000 in supplemental life insurance.

(i) Federal Income Tax Considerations and Accounting Matters

Deductibility of Certain Executive Compensation

Under Section 162(m) of the Code, certain income tax deductions may be limited to the extent total compensation for certain executives exceeds $1 million in any one year, except for compensation payments that qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by the Committee. In addition, the material terms of the plan must be approved by the shareholders and the Committee must confirm that the performance goals were achieved before payments can be made. Certain of the Company's compensation programs have been designed to conform with Section 162(m) of the Code and related regulations. It is the intent of the Company and the Committee to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws, while recognizing that there may be situations in which compensation for certain executives in excess of the 162(m) limit may be warranted.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THIS REPORT IS SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Frank Edelstein
Caroline W. Nahas
Patrick W. Rose

Compensation of Executive Officers

The following Summary Compensation Table and accompanying notes set forth information concerning compensation earned in the fiscal years ended December 31, 2006 and December 31, 2007, by the Company's Chief Executive Officer, Chief Financial Officer and its next three most highly compensated executive officers (the "Named Executives").

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Options Awards ($)(2)	Non-equity incentive plan compensation ($)(3)		All Other Compensation ($)		Total ($)
Julia A. Stewart Chairman and Chief Executive Officer	2007 2006	650,000 630,625	(14)	960,305 1,405,723	216,788 363,184	1,539,066 1,267,023	(4) (4)	146,490 155,547	(9)	3,512,649 3,822,102
Richard C. Celio Chief Restaurant Support Officer	2007 2006	315,000 297,950		177,456 274,173	45,908 95,869	361,634 308,346	(5) (5)	30,537 31,320	(10)	930,535 1,007,658
Thomas G. Conforti Chief Financial Officer	2007 2006	377,918 368,127		119,461 318,494	86,205 129,189	462,566 434,014	(6) (6)	50,569 53,390	(11)	1,096,719 1,303,215
Dennis Farrow(15) Chief Operating Officer	2007 2006	378,750 122,356		225,194 94,311	0 0	296,400 120,000	(7) (7)	46,100 103,541	(12)	946,444 440,208
Mark D. Weisberger Vice President, Legal Secretary and General Counsel	2007 2006	288,753 283,233		98,009 247,101	45,908 94,281	276,854 335,532	(8) (8)	27,992 26,962	(13)	737,516 987,109

(1)
The amounts in the "Stock Awards" column include the compensation cost for 2007 and 2006 related to stock awards granted in 2007 and 2006 and in prior years, computed in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004), "Share-Based Payment" ("FAS 123(R)"). See Note 14 to Consolidated Financial Statements in the Company"s Annual Reports on Form 10-K for the years ended December 31, 2007 and December 31, 2006, regarding assumptions underlying valuation of equity awards. With respect to fiscal 2006, the values set forth in the "Stock Awards" column has been recalculated in accordance with SEC rules.

(2)
The amounts in the "Option Awards" column include the compensation cost for 2007 and 2006 related to option awards granted in 2006 and in prior years, computed in accordance with FAS 123(R). See Note 14 to Consolidated Financial Statements in the Company"s Annual Reports on Form 10-K for the years ended December 31, 2007 and December 31, 2006, regarding assumptions underlying valuation of equity awards. With respect to fiscal 2006, the values set forth in the "Option Awards" column has been calculated in accordance with SEC rules.

(3)
The amounts in the "Non-equity incentive plan compensation" column represent the Named Executive's bonus payouts pursuant to Executive Incentive Plans, the cash payment pursuant to the Cycle 2 award of the LTIP, as well as the earnings thereon. These payout amounts were based on the Company's attainment of certain pre-determined performance targets. With respect to fiscal 2006, amounts reflecting payment of the bonus payouts under the Executive Incentive Plan was moved from the "Bonus" column to the "Non-equity incentive plan compensation" column, and the amounts in the "Non-equity incentive plan compensation" column were also modified to reflect payment of the cash portion of the Cycle 1 award of the LTIP as well as any earning thereon. Additionally, amounts previously reported in the "Non-equity incentive plan compensation" column for fiscal 2006 have been deleted in accordance with SEC rules.

For
information on the amounts earned for 2007, see "Compensation Discussion and Analysis" beginning on page 14.

(4)
For 2007, includes (i) bonus payout under the Executive Incentive Plan in the amount of $1,179,375 and (ii) payout of the cash portion of Cycle 2 of the LTIP in the amount of $359,691. For 2006, includes (i) bonus payout under the Executive Incentive Plan in the amount of $714,375 and (ii) payout of the cash portion of Cycle 1 of the LTIP in the amount of $552,648.

(5)
For 2007, includes (i) bonus payout under the Executive Incentive Plan in the amount of $265,740 and (ii) payout of the cash portion of Cycle 2 of the LTIP in the amount of $95,894. For 2006, includes (i) bonus payout under the Executive Incentive Plan in the amount of $160,920 and (ii) payout of the cash portion of Cycle 1 of the LTIP in the amount of $147,426.

(6)
For 2007, includes (i) bonus payout under the Executive Incentive Plan in the amount of $352,657 and (ii) payout of the cash portion of Cycle 2 of the LTIP in the amount of $119,909. For 2006, includes (i) bonus payout under the Executive Incentive Plan in the amount of $249,752 and (ii) payout of the cash portion of Cycle 1 of the LTIP in the amount of $184,262.

(7)
For 2007, consists solely of bonus payout under the Executive Incentive Plan in the amount of $296,400. For 2006, consists solely of bonus payout under the Executive Incentive Plan in the amount of $120,000.

(8)
For 2007, includes (i) bonus payout under the Executive Incentive Plan in the amount of $180,960 and (ii) payout of the cash portion of Cycle 2 of the LTIP in the amount of $95,894. For 2006, includes (i) bonus payout under the Executive Incentive Plan in the amount of $188,106 and (ii) payout of the cash portion of Cycle 1 of the LTIP in the amount of $147,426.

(9)
Includes (i) the foregiveness of a personal loan from the Company in the amount of $100,000 plus imputed interest of $8,381; (ii) amounts contributed to the IHOP Corp. 401(K) Plan in 2007 for the benefit of Ms. Stewart totaling $13,500; (iii) the value of premiums for life and disability insurance totaling $8,052; and (iv) perquisites consisting of an automobile allowance and other auto related expense reimbursements, airline club membership dues totaling, and the cost of an annual physical exam.

(10)
Includes (i) amounts contributed to the IHOP Corp. 401(K) Plan in 2007 for the benefit of Mr. Celio totaling $13,500; (ii) the value of premiums for life and disability insurance totaling $5,055; and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements and airline club membership dues.

(11)
Includes (i) amounts contributed to the IHOP Corp. 401(K) Plan in 2007 for the benefit of Mr. Conforti totaling $13,500; (ii) the value of premiums for life and disability insurance totaling $4,693; and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements, airline club membership dues, and supplemental medical insurance premiums.

(12)
Includes (i) amounts contributed to the IHOP Corp. 401(K) Plan in 2007 for the benefit of Mr. Farrow totaling $10,075; (ii) the value of premiums for life and disability insurance totaling $904; and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements, the cost of an annual physical exam, and the reimbursement of certain relocation expenses.

(13)
Includes (i) sums contributed to the IHOP Corp. 401(K) Plan in 2007 for the benefit of Mr. Weisberger totaling $13,500; (ii) the value of premiums for life and disability insurance totaling $1,859; and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements and airline club membership dues.

(14)
Ms. Stewart elected to defer $214,313 of her 2007 salary.

(15)
Mr. Farrow resigned his employment with the Company, effective January 11, 2008.

Grants of Plan-Based Awards

The following table provides information with respect to the Named Executives concerning the plan-based awards granted by the Compensation Committee to the Named Executives for 2007: Executive Incentive Plan Awards—EIP, Cycle 4 Long Term Incentive Plan Awards—LTIP, and Restricted Stock Awards—RSA.

For additional information on the performance objectives and determination of threshold, target and maximum payouts for these awards, see Compensation Discussion and Analysis beginning on page 14. For the actual amounts earned under the EIP awards, see the Summary Compensation Table on page 25.

The LTIP and RSA awards listed below are the only stock awards granted to the Named Executives for 2007. No option awards were granted in 2007.

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards; number of shares of stock or units (#)
										Grant date fair value of stock and option awards ($)
Name/Type of Award	Grant date	Date awarded by compensation committee	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Julia A. Stewart EIP LTIP RSA RSA	January 1, 2007 February 20, 2007 February 20, 2007 August 27 2007	February 20, 2007 February 20, 2007 February 20, 2007 August 27 2007	262,083	655,208		7,500	15,000	22,500	10,000 27,000	856,513 550,200 1,744,470
Richard C. Celio EIP LTIP RSA RSA	January 1, 2007 February 20, 2007 February 20, 2007 August 27 2007	February 20, 2007 February 20, 2007 February 20, 2007 August 27 2007	48,066	171,667		2,000	4,000	6,000	5,000 7,500	220,756 275,100 484,575
Thomas G. Conforti EIP LTIP RSA RSA	January 1, 2007 February 20, 2007 February 20, 2007 August 27 2007	February 20, 2007 February 20, 2007 February 20, 2007 August 27 2007	61,978	221,355		2,500	5,000	7,500	2,500 8,500	275,974 137,550 549,185
Dennis Farrow EIP LTIP RSA	January 1, 2007 February 20, 2007 February 20, 2007	February 20, 2007 February 20, 2007 February 20, 2007	53200	190000		2,500	5,000	7,500	1,250	275,974 68,775
Mark D. Weisberger EIP LTIP RSA RSA	January 1, 2007 February 20, 2007 February 20, 2007 August 27 2007	February 20, 2007 February 20, 2007 February 20, 2007 August 27 2007	32,480	116.000		2,000	4,000	6,000	2,000 7,500	220,756 110,040 484,575

(1)
The 2007 Executive Incentive Plan does not provide for a limit on the maximum payout.

(2)
These amounts represent the threshold, target and maximum share payouts under Cycle 4 of the LTIP. Awards will be paid out 50 percent in stock and 50 percent in cash in an amount equal to the closing price of the common stock on the New York Stock Exchange on December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table provides summary information regarding the outstanding equity awards for the Named Executives at December 31, 2007.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option Exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units that have not vested ($)(10)	Equity incentive plan awards; Number of unearned shares or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(10)
Julia A. Stewart	40,000 33,334	— 16,666	(1)	36.10 48.09	2/24/2014 3/1/2015	13,000 50,000 10,000 27,000	(2) (3) (5) (6)	475,540 1,829,000 365,800 987,660	15,000 15,000 15,000	(7) (8) (9)	548,700 548,700 548,700
Richard C. Celio		3,333	(1)	48.09	3/1/2015	4,400 5,000 7,500	(2) (5) (6)	160,952 182,900 274,350	4,000 4,000 4,000	(7) (8) (9)	146,320 146,320 146,320
Thomas G. Conforti	26,667 15,000 13,334	— — 6,666	(1)	24.33 36.10 48.09	12/9/2012 2/24/2014 3/1/2015	3,800 2,500 8,500	(2) (5) (6)	139,004 91,450 310,930	5,000 5,000 5,000	(7) (8) (9)	182,900 182,900 182,900
Dennis Farrow						10,000 1,250	(4) (5)	365,800 45,725	4,000 5,000	(8) (9)	146,320 182,900
Mark D. Weisberger	6,000 13,000 6,667	— — 3,333	(1)	28.80 36.10 48.09	2/28/2012 2/24/2014 3/1/2015	2,500 2,000 7,500	(2) (5) (6)	91,450 73,160 274,350	4,000 4,000 4,000	(7) (8) (9)	146,320 146,320 146,320

(1)
These unexercisable options became exercisable on March 1, 2008.

(2)
These restricted shares vest in full on March 1, 2009.

(3)
These restricted shares vest as to 16,666 shares on March 1, 2009, 16,667 shares on March 1, 2010 and 16,667 shares on March 1, 2011.

(4)
These restricted shares vest in full on September 5, 2009.

(5)
These restricted shares vest in full on February 20, 2010.

(6)
These restricted shares vest 25% on May 29, 2008, 25% on November 29, 2008 and 50% on November 29, 2009.

(7)
Reflects the targeted share amount for the Cycle 2 award of LTIP Performance Shares. Payouts are earned for achieving specified business objectives for total shareholder return relative to an index of peer companies and aggregate net cash flow from operations, over a three year period beginning January 1, 2005 and ending December 31, 2007 (the "Performance Period"). In order to reach the minimum threshold for payouts, the Company's relative total shareholder return for the Performance Period must be at or above the 35th percentile, as compared to the peer index, or the Company's cumulative aggregate net cash flow from operations for the Performance Period must be equal to or greater than $150,000,000. In order to reach the maximum payout, the Company's relative total shareholder return for the performance period must be at or above the 65th percentile, as compared to the peer index, and the Company's cumulative aggregate net cash flow from operations for the three year period must be equal to or greater than $200,000,000.

After the Performance Period, one-half of the earned units will be paid in cash. The cash value for each such unit will be equal to the average closing price of one share of the Company's common stock on the last day of the Performance Period. The balance of the earned units will be paid in an equivalent number of shares of the Company's common stock. In addition, any dividends declared on the Company's Common Stock during the Performance Period shall be deemed to have been reinvested in additional shares of the Company's Common Stock as of the date of the dividend payment and such shares will be paid to the participants after the Performance Period. Market value is determined by multiplying the targeted share amount by $36.58 per share (the closing price of the Company's stock on the New York Stock Exchange on December 31, 2007).

(8)
Reflects the targeted share amount for Cycle 3 award of LTIP Performance Shares. Payouts are earned for achieving specified business objectives for total shareholder return relative to an index of peer companies and aggregate net cash flow from operations, over a three year period beginning January 1, 2006 and ending December 31, 2008 (the "Performance Period"). In order to reach the minimum threshold for payouts, the Company's relative total shareholder return for the Performance Period must be at or above the 35th percentile, as compared to the peer index, or the Company's cumulative aggregate net cash flow from operations for the Performance Period must be equal to or greater than $155,000,000. In order to reach the maximum payout, the Company's relative total shareholder return for the performance period must be at or above the 65th percentile, as compared to the peer index, and the Company's cumulative aggregate net cash flow from operations for the three year period must be equal to or greater than $205,000,000.

  After the Performance Period, one-half of the earned units will be paid in cash. The cash value for each such unit will be equal to the average closing price of one share of the Company's common stock on the last day of the Performance Period. The balance of the earned units will be paid in an equivalent number of shares of the Company's common stock. In addition, any dividends declared on the Company's Common Stock during the Performance Period shall be deemed to have been reinvested in additional shares of the Company's Common Stock as of the date of the dividend payment and such shares will be paid to the participants after the Performance Period. Market value is determined by multiplying the targeted share amount by $36.58 per share (the closing price of the Company's stock on the New York Stock Exchange on December 31, 2007).

(9)
Reflects the targeted share amount for Cycle 4 award of LTIP Performance Shares.

(10)
The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 31, 2007 of Company common stock on New York Stock Exchange, which was $36.58.

Option Exercises and Stock Vested

The following table provides information on stock option exercises and vesting of stock awards by the Named Executives during fiscal year 2007.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)(3)
Julia A. Stewart	150,000	4,671,937	10,045	552,676
Richard C. Celio	26,333	737,471	2,680	147,454
Thomas G. Conforti	—	—	3,349	184,262
Dennis Farrow	—	—	—	—
Mark D. Weisberger	—	—	2,680	147,454

(1)
Represents the difference between the closing price of the common stock on the New York Stock Exchange on the exercise date and the option exercise price multiplied by the number of shares exercised.

(2)
These amounts reflect the payout of the Company's common stock portion of Cycle 2 of the LTIP. The cash portion paid in respect of Cycle 2 of the LTIP is disclosed under the non-equity incentive plan compensation column of the Summary Compensation table.

(3)
Represents the product of the number of shares vested and the closing price of the common stock on the New York Stock Exchange on the vesting date.

Non-qualified Deferred Compensation

Pursuant to the IHOP Corp. Deferred Compensation Plan for Deferrals after 2004 (the "DCP") certain highly compensated employees and members of the Board of Directors can elect to defer up to 90% of their salary and up to 100% of annual bonus, commissions, long-term incentive plan distributions and director fees instead of receiving these amounts as payments taxable in the year of receipt. The Company does not make contributions to the DCP.

Under the DCP, participants may designate select investment options approved by the Committee administering the DCP in which the deferred compensation payments are deemed to be invested. With the exception of the Company's stock, these investment options are not publicly traded and are only available through variable insurance products. Participants have no ownership interest in the investment options they select, as the investment options are used principally to measure gains or losses. Investment experience is credited to the participant's accounts daily, net of all investment option related expenses. There is no guaranteed investment return on any deferred payment amounts. Participants may change investment allocation elections as often as daily.

The unfunded, non-qualified plan structure of the DCP is required in order to preserve the beneficial tax deferral treatment for the participants. Amounts in a participant's deferral account represent unsecured claims against the Company's assets.

Deferred amounts together with any credited investment returns are paid out to participants in accordance with their advance written election either in a lump sum or in installments commencing at a specified date during the participant's employment or upon termination of employment.

The following table provides information regarding aggregate contributions made by each of the Named Executives participating in the DCP during the last fiscal year, aggregate interest or other earnings accrued during the last fiscal year, the aggregate dollar amount of withdrawals and the Aggregate Account Balance at year end.

Name	Executive Contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)
Julia A. Stewart	214,313	—	715	—	451,674
Richard C. Celio	—	—	—	—	—
Thomas G. Conforti	—	—	—	—	—
Dennis Farrow	—	—	—	—	—
Mark D. Weisberger	—	—	23,131	—	194,530
Mark D. Weisberger	—	—	18,050	—	123,690	(1)

(1)
Mr. Weisberger is also a participant in the IHOP Corp. Deferred Compensation Plan, which was a predecessor to the DCP.

Potential Payments upon Termination or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements if the Named Officer's employment had terminated or if a change in control had occurred on December 31, 2007, based on the Company's closing stock price on December 31, 2007. These benefits are in addition to benefits available generally to salaried employees.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts included the timing during the year of any such event and the Company's stock price. There can be no assurance that a termination or change in control would produce the same or similar results as those described if occurring on another date or another price, or if any assumption used to prepare this information is not correct in fact. Please see "Employment Agreements and Change in Control Provisions" of the Compensation Discussion and Analysis section of this Proxy Statement for a summary of the potential payments.

Payments Upon Death, Involuntary Not for Cause Termination, and Voluntary Termination

Payments	Stewart	Celio	Conforti	Farrow	Weisberger
Cash Severance	$1,640,500	$576,592	$692,264	$500,000	$460,474
Unvested Stock Option Spread	$0	$0	$0	$0	$0
Unvested Restricted Stock	$0	$0	$0	$0	$0
LTI Plan Payment	$0	$0	$0	$0	$0
Welfare Benefit Values	$22,318	$19,322	$18,959	$15,170	$16,125

Aggregate Payments	$1,662,818	$595,913	$711,223	$515,170	$476,599

Payments Upon Termination For Good Reason Following a Change-in-Control

Payments	Stewart	Celio	Conforti	Farrow	Weisberger
Cash Severance(1)	$2,324,086	$1,153,183	$1,220,271	$455,780	$920,947
Unvested Stock Option Spread	$0	$0	$0	$0	$0
Unvested Restricted Stock	$3,657,999	$618,203	$541,385	$411,525	$438,961
LTI Plan Payment	$1,097,400	$292,640	$365,800	$365,800	$292,640
Welfare Benefit Values	$44,637	$38,643	$37,919	$30,340	$32,250

Aggregate Payments	$7,124,122	$2,102,669	$2,165,375	$1,263,445	$1,684,798

Cash Severance Reduction Amount	$956,914	$0	$164,256	$544,220	$0

(1)
Cash severance reduced to safe harbor limit, in accordance with the terms of the employment agreement

Payments Upon a Change-in-Control only, no termination

Payments	Stewart	Celio	Conforti	Farrow	Weisberger
Cash Severance	$0	$0	$0	$0	$0
Unvested Stock Option Spread	$0	$0	$0	$0	$0
Unvested Restricted Stock	$3,657,999	$618,203	$541,385	$411,525	$438,961
LTI Plan Payment	$1,097,400	$292,640	$365,800	$365,800	$292,640
Welfare Benefit Values	$0	$0	$0	$0	$0

Aggregate Payments	$4,755,399	$910,843	$907,185	$777,325	$731,601

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2007.

Name	Fees earned or paid in cash ($)		Stock Awards ($)(1)	Options Awards ($)(1)	Total
H. Frederick Christie	45,000		83,903	9,819	138,723
Richard J Dahl	60,000		83,903	9,819	153,723
Frank Edelstien	52,500		83,903	9,819	146,223
Michael S Gordon	52,000		83,903	9,819	145,723
Larry Alan Kay	74,000		83,903	9,819	167,723
Caroline W Nahas	44,000	(2)	83,903	9,819	137,723
Gilbert Terry Ray	40,000		107,860	9,819	157,680
Patrick W Rose	46,000		83,903	9,819	139,723

(1)
These amounts reflect the dollar amounts recognized by the Company for financial statement reporting purposes with respect to the fiscal year in accordance with Statement of Financial Accounting Standards No. 123R.

(2)
Ms. Nahas participates in the 2004 Deferred Compensation Plan and deferred receipt of these fees.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has two equity compensation plans pursuant to which options or rights may be granted: the IHOP Corp. 2001 Stock Incentive Plan and the IHOP Corp. 2005 Stock Incentive Plan for Non-Employee Directors. Each of the plans was approved by the Company's shareholders. The following table sets forth certain information regarding these plans as of December 31, 2007.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity Compensation Plans approved by security holders	541,756	$36.41	857,942
Equity Compensation Plans not approved by security holders	—	—	—

Total	541,756	$36.41	857,942

Compensation Committee Interlocks and Insider Participation

As of December 31, 2007, the members of the Compensation Committee of the Board of Directors were Frank Edelstein (Chairman), Caroline W. Nahas and Patrick W. Rose. None of the Company's executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers of the Company serve on the Compensation Committee.

Report of the Audit Committee

The Audit Committee.    The Audit Committee is comprised of three non-employee directors, Richard J. Dahl (Chairman), Michael S. Gordon, and Larry Alan Kay. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter can be found at the Investor Info link on the Corporate Governance section of the Company's web site, http://www.ihop.com, and is available in print to shareholders upon written request to Corporate Secretary, IHOP Corp., 450 N. Brand Boulevard, Glendale, CA 91203.

The Board of Directors has determined that:

  •
  each Audit Committee member is "independent" under the corporate governance listing standards of the NYSE and is "financially literate," as defined by the NYSE;

  •
  the Audit Committee satisfies the "financial management expertise" standard, as required by the NYSE; and

  •
  Mr. Dahl is an "audit committee financial expert," as defined by the SEC.

Management has the primary responsibility for the preparation of financial statements and the financial reporting process, including the system of internal controls over financial reporting. The Company's independent registered public accounting firm for 2007, Ernst & Young LLP ("EY"), was responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is responsible for assisting the Board in monitoring:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the Company's independent auditors' qualifications and independence; and

  •
  the performance of the Company's independent auditors and the Company's internal audit function.

It is the Committee's policy to review and approve in advance all proposed audit and non-audit services to be provided by the independent accountants.

During 2007, the Audit Committee met nine times and held separate discussions with management, the Company's internal auditors and EY. The Audit Committee reviewed and discussed the Company's interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer, General Counsel, Controller and EY prior to public release. The Audit Committee reviewed the Company's quarterly financial statements with management and EY.

Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed with management and EY the Company's 2007 annual consolidated financial statements. The Committee has also discussed the following with EY:

  •
  the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company's annual consolidated financial statements;

  •
  the critical accounting policies and practices used in the preparation of the Company's annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that EY discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by EY; and

  •
  other written communications between EY and management.

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from EY required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with EY that firm's independence from the Company and management, including all relationships between EY and the Company.

The Audit Committee has considered whether the provision of non-audit services by EY in 2007 is compatible with maintaining the auditors' independence and determined that the provision of non-audit services by EY is not incompatible with maintaining the auditors' independence. The Audit Committee discussed with the Company's internal auditors, EY and management the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their respective audits, the evaluations of the Company's internal controls over financial reporting, and the overall quality of the Company's financial reporting. The Audit Committee discussed with management, EY, and the internal auditors a range of matters relating to the Applebee's Acquisition including Applebee's internal controls, financial reporting activities, and internal audit functions, as well as the accounting for the acquisition itself. The Audit Committee also discussed with EY whether there were any audit problems or difficulties, and management's response. In addition, the Audit Committee monitored the Company's compliance activities relating to the Sarbanes-Oxley Act of 2002.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

The Audit Committee also has recommended, subject to shareholder ratification, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

THIS REPORT IS SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Richard J. Dahl
Michael S. Gordon
Larry Alan Kay

The following table sets forth information concerning the fees billed to the Company by Ernst & Young LLP for the fiscal years ended December 31, 2006 and 2007.

Fees Billed By Independent Accountants
For Fiscal Years Ended December 31, 2006 and December 31, 2007

Type of Fee	2006	2007
Audit Fees	$571,438	$2,036,000
Audit-Related Fees	$65,450	$648,500
Tax Fees	$264,573	$1,427,000
All Other Fees	$107,277	—

Total Fees	$1,008,738	$4,111,500

Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company's annual financial statements (including services incurred in rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Audit fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees comprise fees for services that are reasonably related to the performance of the audit or review of the Company's financial statements, including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and review of retirement and other benefit-related programs.

Tax Fees comprise fees for tax compliance, tax planning, and tax advice, including the provision of such services in connection with business acquisition and divestiture activities.

All Other Fees consists of fees relating to audit and other non-tax services associated with the Company's refinancing of certain debt.

It is the Audit Committee's policy to review and approve in advance the Company's independent auditor's annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between the Company and its independent auditors.

Proposal 2. Ratification and Approval of the Amendment of the IHOP Corp. 2001 Stock Incentive Plan

On February 26, 2008, the Board of Directors adopted a resolution amending the IHOP Corp. 2001 Stock Incentive Plan (the "2001 Plan"), subject to the approval of the shareholders. If approved, the amendment would increase the aggregate number of shares of Common Stock reserved for the purposes of the 2001 Plan from 2,200,000 to 4,200,000 shares. An increase in the number of shares available for issuance under the 2001 Plan is necessary at this time as most of the shares originally authorized for issuance under the 2001 Plan have been issued or are subject to outstanding options or other awards.

Approval of the shareholders requires the affirmative vote of holders of a majority of the Common Stock represented and entitled to vote at the Meeting. The full text of the 2001 Plan, as amended, is set forth as Appendix "A" to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the 2001 Plan, as amended. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the 2001 Plan, as amended.

As of April 1, 2008, the closing price of the Company's common stock on the New York Stock Exchange was $48.00 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

SUMMARY OF THE 2001 PLAN, AS AMENDED

ADMINISTRATION.    The 2001 Plan is administered by the Compensation Committee of the Board of Directors (the "Administrator").

PERSONS ELIGIBLE UNDER THE 2001 PLAN.    Officers, employees, consultants and advisors of the Company or its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the Company or its subsidiaries are eligible to participate under the 2001 Plan. The total number of persons who may receive grants of options, restricted stock awards, deferred stock, or performance shares under the 2001 Plan is estimated by the Company to be approximately 500.

COMMON STOCK SUBJECT TO THE 2001 PLAN.    If approved by the shareholders, the maximum number of shares of Common Stock that may be issued pursuant to the plan would be 4,200,000 shares. The maximum aggregate number of shares of Common Stock as to which awards may be granted to any participant during any calendar year may not exceed 25% of the shares of Common Stock reserved for the purposes of the 2001 Plan. The maximum number of shares available for the issuance of incentive stock options will be 4,200,000. The 2001 Plan provides for the granting of stock options, restricted stock, deferred stock, and performance shares.

STOCK OPTIONS.    The 2001 Plan permits the granting of incentive stock options ("ISOs") and nonqualified stock options ("NSOs"). The option exercise price for each share of Common Stock covered by any option shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE SHARES.    The Administrator may also award restricted stock, deferred stock or performance shares, subject to certain conditions set forth in the 2001 Plan and such other conditions and restrictions as the Administrator may determine, which may include the attainment of performance goals. Restricted stock is shares of Common Stock subject to restrictions that will lapse with the passage of time. Deferred stock is the right to receive shares of Common Stock at the end of a specified deferral period. Performance shares are shares of Common Stock subject to restrictions based upon the attainment of performance objectives. Upon the award of any restricted stock or performance shares, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the award agreement for the participant's restricted stock or performance shares. Upon an award of deferred stock, the participant will not have any rights of a shareholder, other than the right to receive dividends, during the specified deferral period. At the discretion of the Administrator, performance share awards may be payable up to fifty percent (50%) of the value of the award in cash in lieu of Common Stock.

Restricted stock, deferred stock and performance shares are nontransferable and if a participant who holds any restricted stock, deferred stock or performance shares terminates employment or service prior to the lapse or waiver of the restrictions on transfer, all shares subject to the restrictions will be forfeited by the participant.

ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC.    The Administrator is required to make appropriate adjustments in connection with outstanding grants or awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Administrator, in its discretion, may provide for substitution of, adjustments to, or acceleration (subject to the provisions described below under "Change of Control Provisions") of such grants or awards.

AMENDMENT AND TERMINATION.    The Board may amend, alter or discontinue the 2001 Plan at any time but no amendment, alteration or discontinuation may be made that would impair the rights of any participant under any award theretofore granted without such participant's consent. The Board may amend the 2001 Plan, but may not, without the prior approval of the shareholders, make any amendment which would in any way change the employees or class of employees eligible to participate in the 2001 Plan, extend the maximum option period, increase the total number of shares of Common Stock reserved for the purposes of the 2001 Plan, or decrease the price of any option to less than 100% of the Fair Market Value of a share of Common Stock on the date of the granting of the option. The Committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amendment may impair the rights of any participant without the participant's consent.

CHANGE OF CONTROL PROVISIONS.    The 2001 Plan provides that in the event of a Change of Control, unless otherwise determined by the Administrator at or after grant, but prior to such Change of Control, all options not previously exercisable and vested will become fully exercisable and vested. In addition, awards of restricted stock, deferred stock and performance shares will be deemed fully vested and all restrictions and conditions thereon will lapse. To the extent determined by the Administrator at or after grant, the cash value of all options, restricted stock, deferred stock and performance shares awarded will be paid based on the highest price paid (or offered) in any transaction related to a Change of Control or the highest price paid in any transaction reported on the exchange on which the Common Stock is traded, at any time during the preceding 60-day period. In the case of ISOs, however, such price will be based only on transactions reported for the date on which the Administrator decides to pay the cash value of such Options.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain Federal income tax consequences to participants and the Company of granting options under the 2001 Plan and is based on current Federal income tax law, which is subject to change, possibly retroactively. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences. The following summary does not constitute tax advice and accordingly participants are strongly urged to consult their own tax advisors regarding the Federal, state, local, foreign or other tax consequences of awards and other transactions under the 2001 Plan.

NONSTATUTORY STOCK OPTIONS.    In the case of an NSO, a participant will generally not be subject to tax upon the grant of such an option. Rather, at the time of exercise of such NSO (and in the case of an untimely exercise of an ISO), the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to claim a tax deduction at such time and in the same amount that the employee recognizes ordinary income. Different rules may apply in the case of an employee who is an insider of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934.

If shares acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, a participant will recognize capital gain or loss (provided that such shares were held by the Participant as capital assets) in an amount equal to the difference between the amount realized and the fair market value of such shares on the date that ordinary income was recognized with respect thereto. See "Federal Income Tax Consequences—Capital Gain Tax Rates."

INCENTIVE STOCK OPTIONS.    In the case of ISOs, a participant will not recognize taxable income upon the grant of the ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of an employee who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Federal Income Tax Consequences—Nonstatutory Stock Options.")

If stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (provided that the stock is a capital asset of the participant) equal to the difference between the amount realized upon such sale and the option price. See "Federal Income Tax Consequences—Capital Gain Tax Rates." The Company, under these circumstances, will not be entitled to claim any tax deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of such stock by the employee.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), any gain realized by the participant will generally be subject to tax at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) provided that the stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of his ordinary income. See "Federal Income Tax Consequences—Capital Gain Tax Rates." In such case, the Company may claim a tax deduction for Federal tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

PAYMENTS IN RESPECT OF CHANGE OF CONTROL.    The 2001 Plan provides for acceleration or payment of awards and related shares in the event of a "Change of Control" as defined in the 2001 Plan. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as a "parachute payment" under Section 280G of the Code. If such acceleration or payment results in an "excess parachute payment," as defined in Section 280G, such excess parachute payment would subject the recipient thereof to a nondeductible 20% excise tax on the amount of such excess parachute payment. In addition, the employer of the recipient would not be permitted to claim a Federal income tax deduction with respect to such excess parachute payment.

CAPITAL GAIN TAX RATES.    Any net capital gains (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon a disposition of shares that have been held for more than 12 months will generally be subject to tax at long-term capital gain rates and net capital gain recognized upon the disposition of shares that have been held for 12 months or less will be subject to tax at ordinary income tax rates. The claim of a deduction in respect of a capital loss is subject to limitations.

SECTION 162(m) CONSIDERATIONS. Although it is the intent of the Company and the Compensation Committee to qualify, to the maximum extent possible, compensation paid to Company executives as deductible compensation under the Code, any compensation paid to such executives will be subject to the limitations imposed pursuant to Section 162(m) of the Code.

NEW PLAN BENEFITS

It is not possible to determine at this time the future incentive awards that will be granted under the 2001 Plan if the amendment is approved by shareholders, and no incentive awards made under the 2001 Plan prior to the date of the Meeting have been made subject to such approval.

The following table sets forth information with respect to the grant of options to the Named Executives and the specified groups set forth below, each pursuant to the 2001 Plan.

Name and Position	Options Granted
Julia A. Stewart	458,000
Richard C. Celio	108,000
Thomas G. Conforti	125,000
Dennis Farrow	0
Mark D. Weisberger	68,500
Executive Officer Group	784,500
Non-Executive Director Group	0
Nominees for Election as Director	458,000
Each associate of the above-mentioned directors, executive officers or nominees	0
Each other person who received or is to receive five percent of such options, warrants, or rights	0
Employee Group other than Executive Officer Group	919,500

Proposal 3. Approval of the 2008 IHOP Corp. Senior Executive Incentive Plan

Subject to shareholder approval at the Annual Meeting, the Compensation Committee has adopted the 2008 IHOP Corp. Senior Executive Incentive Plan (the "2008 Plan"). The Company maintains incentive compensation programs designed to encourage high levels of employee performance on both a short term and long term basis. Long term incentives are provided through stock and other equity-based incentive awards under the 2001 IHOP Corp. Stock Incentive Plan previously approved by shareholders. Shorter term incentives have been provided through Executive Incentive Plans approved and adopted by the Compensation Committee on an annual basis, permitting the payment of bonuses based upon the attainment of financial and strategic objectives.

The Internal Revenue Code limits to $1 million the annual amount of compensation that the Company and other publicly held corporations may deduct for income tax purposes for each of its "covered employees," consisting of the principal executive officer and the next three most highly compensated employees whose compensation is required to be reported in the employer's proxy statement. However, "qualified performance-based compensation" does not apply against this limitation. To qualify as such, the material terms under which the compensation is to be paid and the related performance goals must be periodically disclosed to and approved by shareholders.

Shareholder approval of the 2008 Plan and the related performance goal is intended to assure that bonus opportunities awarded under the plan over the next five years will, upon payment, be fully deductible by the Company for federal income tax purposes.

2008 IHOP Corp. Senior Executive Incentive Plan

The 2008 Plan permits the payment of performance-based bonuses to officers of the Company from an incentive compensation performance pool based on the Company's cash from operations. Participation in the plan is limited to officers who are or may be "covered employees" for whom the Company's federal income tax deductions of compensation may be limited. Each year four officers will be eligible for participation in the plan (i.e. the principal executive officer and the next three most highly compensated employees whose compensation is required to be reported in the Company's proxy statement).

The Compensation Committee of the Board of Directors selects those officers who are to participate in the 2008 Plan. It also establishes a performance period (typically one fiscal year) to measure performance and to determine the extent (if any) to which performance awards may be paid under the plan.

For each performance period, the Compensation Committee establishes an incentive compensation performance pool from which performance-based awards may be granted to plan participants. The performance pool may not exceed 30% of the Company's cash provided from operating activities (as shown on the Company's audited Consolidated Statements of Cash Flows) for the performance period, the maximum performance awards to all participants may not exceed the performance pool, the maximum performance award to any one participant may not exceed 7% of the performance pool.

Approval of the shareholders requires the affirmative vote of holders of a majority of the Common Stock represented and entitled to vote at the Meeting.

It is not possible to determine at this time the future awards that will be granted under the 2008 Plan if it is approved by shareholders, and no awards made under the 2008 Plan prior to the date of the Meeting have been made subject to such approval. The full text of the 2008 Plan is set forth as Appendix "B" in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

Proposal 4. Ratification of Selection of Independent Public Accountants

Ernst & Young LLP served as the Company's independent public accountants for the year ended December 31, 2007 and the Audit Committee has unanimously selected Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of Ernst & Young LLP as the Company's independent public accountants. If shareholders do not ratify the appointment of Ernst & Young LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

Proposals of Shareholders

No proposals of shareholders were received by the Company for presentation at the 2008 Annual Meeting. The Board of Directors will make provision for presentation of proposals of shareholders at the 2009 Annual Meeting provided such proposals are submitted by eligible shareholders who have complied with the Bylaws of the Company and the relevant regulations of the Securities and Exchange Commission. In order for any such proposals to be included in the proxy materials for consideration at the 2009 Annual Meeting, the proposal should be mailed to Corporate Secretary, IHOP Corp., 450 North Brand Boulevard, Glendale, California 91203, and must be received no later than December 18, 2008. Shareholders who intend to present a proposal at the 2009 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no earlier than February 12, 2009 and no later than March 14, 2009. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Business

The management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Mark D. Weisberger
Secretary

APPENDIX "A"

IHOP CORP. 2001 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

The name of this plan is the 2001 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board (defined below) on March 1, 2001 subject to the approval of IHOP Corp. (the "Company") stockholders, which stockholder approval was obtained on May 15, 2001. The Plan was first amended on March 1, 2005 subject to the approval of the Company stockholders, which stockholder approval was obtained on May 24, 2005. The Plan was subsequently amended on February 26, 2008 subject to the approval of the Company stockholders. The purpose of the Plan is to enable the Company and its Subsidiaries (defined below) to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

        (1)  "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

        (2)  "Board" means the Board of Directors of the Company.

        (3)  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (4)  "Committee" means the Compensation Committee of the Board plus such additional individuals as the Board shall designate in order to meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act or any other Committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of members who meet the qualifications referred to in Rule 16b-3 and Section 162(m) of the Code. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

        (5)  "Company" means IHOP Corp., a corporation organized under the laws of the State of Delaware (or any successor corporation).

        (6)  "Deferred Stock" means the right to receive Stock at the end of a specified deferral period granted pursuant to Section 6 below.

        (7)  "Disability" means permanent and total disability as determined under the Company's disability program or policy.

        (8)  "Disinterested Person" shall have the meaning set forth in Rule 16b-3, and as such Rule may be amended from time to time, or any successor definition adopted by the Commission.

        (9)  "Effective Date" shall mean the date provided pursuant to Section 11.

        (10)  "Eligible Recipient" means an employee, officer, consultant or advisor of the Company or any Subsidiary eligible to participate in the Plan pursuant to Section 4.

        (11)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (12)  "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) the closing sale price of a share of Stock on such date as reported in the Western

Edition of the Wall Street Journal, (B) the average on such date of the closing price of a share of Stock on each day on which the Stock is traded over a period of up to twenty trading days immediately prior to such date, or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

        (13)  "Incentive Stock Option" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

        (14)  "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.

        (15)  "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

        (16)  "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Stock Options, Restricted Stock awards, Deferred Stock, Performance Shares or any combination of the foregoing.

        (17)  "Performance Shares" means an award of shares of Stock that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 6 below.

        (18)  "Restricted Stock" means an award of shares of Stock subject to certain restrictions granted pursuant to Section 6 below.

        (19)  "Retirement" means (i) a termination of employment with the Company and its Subsidiaries with combined age and years of service with the Company or its subsidiaries equal to or greater than 70 or (ii) otherwise with the written consent of the Administrator in its sole discretion. The decision of the Administrator shall be final and conclusive.

        (20)  "Stock" means the common stock, par value $0.01 per share, of the Company.

        (21)  "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5 below.

        (22)  "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"), by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant to Eligible Recipients pursuant to the terms of the Plan: (a) Stock Options, (b) awards of Restricted Stock, Deferred Stock or Performance Shares or (c) any combination of the foregoing.

In particular, the Administrator shall have the authority:

        (a)  to select those Eligible Recipients who shall be Participants;

        (b)  to determine whether and to what extent Stock Options, awards of Restricted Stock, Deferred Stock or Performance Shares or a combination of any of the foregoing, are to be granted hereunder to Participants;

        (c)  to determine the number of shares of Stock to be covered by each such award granted hereunder;

        (d)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder (including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock or Deferred Stock and the conditions under which restrictions applicable to such awards of Restricted Stock or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to awards of Performance Shares);

        (e)  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Stock Options, awards of Restricted Stock, Deferred Stock or Performance Shares or any combination of the foregoing granted hereunder; and

The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, any Subsidiaries and the Participants.

SECTION 3. STOCK SUBJECT TO PLAN.

The total number of shares of Stock reserved and available for issuance under the Plan shall be 4,200,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of Stock as to which Stock Options, and awards of Restricted Stock, Deferred Stock and Performance Shares may be granted to any Participant during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 25% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3. The maximum number of shares available for the issuance of Incentive Stock Options will be 4,200,000.

Consistent with the provisions of Section 162(m) of the Code, as from time to time applicable, to the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any award of Restricted Stock, Deferred Stock or Performance Shares granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares of Stock are returned to the Company in satisfaction of such indebtedness, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan, (ii) the kind, number and option price of shares of Stock subject to outstanding Stock Options granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock issuable pursuant to awards of Restricted Stock, Deferred Stock and Performance Shares granted under the Plan, as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

SECTION 4. ELIGIBILITY.

Officers, employees, consultants and advisors of the Company or Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or its Subsidiaries shall be eligible to be granted Stock Options, awards of Restricted Stock, Deferred Stock or Performance Shares or any combination of the foregoing hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

SECTION 5. STOCK OPTIONS.

Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall enter into a stock option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority to grant to any officer or employee of the Company or any Subsidiary (including directors who are also employees of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Consultants or advisors to the Company may only be granted Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same Participant and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

        (1)    OPTION PRICE.    The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator, in its sole discretion, at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required at the time of grant by the Code shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

        (2)    OPTION TERM.    The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

        (3)    EXERCISABILITY.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant; provided, however that, except as provided herein or unless otherwise determined by the Administrator at or after grant, Stock Options shall be exercisable one year following the date of grant of the option. If the Administrator provides, in its discretion, that any Stock Option is exercisable only in installments, the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion, including but not limited to, in connection with any Change of Control (as defined in Section 9 below).

        (4)    METHOD OF EXERCISE.    Subject to paragraph (3) of this Section 5, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Stock already owned by the Participant which, (x) in the case of unrestricted Stock acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised, or (iii) in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant. If payment of the option price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares of Stock received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock award or Performance Shares award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares of Stock equal to the number of shares surrendered upon the exercise of such Stock Option. A Participant shall generally have the rights to dividends and any other rights of a stockholder with respect to the shares of Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (2) of Section 10 below.

The Administrator may require the surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to the grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; provided, however, should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Consistent with the provisions of Section 162(m), to the extent applicable, upon their surrender, Stock Options shall be canceled and the shares of Stock previously subject to such canceled Stock Options shall again be available for future grants of Stock Options and other awards hereunder.

        (5)    NON-TRANSFERABILITY OF OPTIONS.    Except under the laws of descent and distribution or pursuant to a "qualified domestic relations order," as such term is defined in Section 414(p) of the Code, the Participant shall not be permitted to sell, transfer, pledge or assign any Stock Option, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant or in accordance with the terms of a qualified domestic relations order; provided, however, that the Participant shall be permitted to transfer one or more Non-Qualified Stock Options to a trust controlled by the Participant during the Participant's lifetime for estate planning purposes.

        (6)    TERMINATION BY DEATH.    If a Participant's employment with or service to the Company or any Subsidiary terminates by reason of his or her death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of twelve (12) months (or such shorter period as the Administrator shall specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

        (7)    TERMINATION BY REASON OF DISABILITY.    If a Participant's employment or service with the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Administrator shall determine at or after the time of grant), for a period of twelve (12) months (or such shorter period as the Administrator shall specify at grant) from the date of such termination of employment or service or until the expiration of the stated term of such Stock Option, whichever period is shorter, provided, how ever, that, if the Participant dies within such twelve-month period (or such shorter period as the Administrator shall specify at grant) and prior to the expiration of the stated term of such Stock Option, any unexercised Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months (or such shorter period as the Administrator shall specify at grant) from the time of death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of a termination of employment or service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

        (8)    TERMINATION BY REASON OF RETIREMENT.    If a Participant's employment or service with the Company or any Subsidiary terminates by reason of Retirement, any Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Administrator shall determine at or after the time of grant), for a period of twelve (12) months (or such shorter period as the Administrator shall specify at grant) from the date of Retirement or until the expiration of the stated term of such Stock Option, whichever period is shorter.

        (9)    OTHER TERMINATION.    Except as otherwise provided in this paragraph or otherwise determined by the Administrator, if a Participant's employment or service with the Company or any Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option may be exercised until the earlier to occur of (A) three months from the date of such termination or (B) the expiration of such Stock Option's stated term.

        (10)    ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS.    To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company, its Parent and any Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Non-Qualified Stock Options.

SECTION 6. RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE SHARES.

Awards of Restricted Stock, Deferred Stock or Performance Shares may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock, Deferred Stock or Performance Shares shall be made; the number of shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock, Deferred Stock or Performance Shares; the Restricted Period (as defined in paragraph (2) of this Section 6) applicable to awards of Restricted Stock or Deferred Stock; the performance objectives applicable to awards of Deferred Stock or Performance Shares; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the awards of Restricted Stock, Deferred Stock and Performance Shares. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock, Deferred Stock or Performance Shares upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock, Deferred Stock or Performance Shares need not be the same with respect to each Participant. At the discretion of the Administrator, Performance Shares Awards Agreements may provide for the payment of up to fifty percent (50%) of the value of the Performance Shares Award in cash in lieu of Common Stock.

        (1)    AWARDS AND CERTIFICATES.    The prospective recipient of awards of Restricted Stock, Deferred Stock or Performance Shares shall not have any rights with respect to any such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement," "Deferred Stock Award Agreement" or "Performance Shares Award Agreement," as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 6(2), (i) each Participant who is granted an award of Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award, substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the IHOP Corp. 2001 Stock incentive Plan and a Restricted Stock Award Agreement or Performance Share Award Agreement entered into between the registered owner and IHOP Corp. Copies of such Plan and Agreement are on file in the offices of IHOP Corp."

        The Company shall require that the stock certificates evidencing such shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock or Performance Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

        With respect to awards of Deferred Stock, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock award.

        (2)    RESTRICTIONS AND CONDITIONS.    The awards of Restricted Stock, Deferred Stock and Performance Shares granted pursuant to this Section 6 shall be subject to the following restrictions and conditions:

          (a)  Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Deferred Stock or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion,provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service as a consultant or advisor to the Company or any Parent or Subsidiary, the Participant's death or Disability or the occurrence of a "Change in Control" as defined in Section 9 below.

          (b)  Except as provided in any Restricted Stock Award Agreement, Performance Shares Award Agreement or elsewhere in this Section 6, the Participant shall generally have, with respect to Restricted Stock or Performance Shares, all of the rights of a stockholder of the Company during the Restricted Period, including the right to vote the shares, and the right to receive any dividends thereon. With respect to Stock subject to awards of Deferred Stock, the Participant shall generally not have the rights of a stockholder of the Company during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares of Stock covered by Deferred Stock shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock, Deferred Stock or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.

          (c)  Subject to the provisions of the Restricted Stock Award Agreement, Deferred Stock Award Agreement or Performance Shares Award Agreement, as appropriate, governing any such award and this Section 6, upon termination of employment or service for any reason during the Restricted Period, all shares still subject to restriction shall be forfeited by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock or Performance Shares, plus simple interest at 8% per year.

SECTION 7. AMENDMENT AND TERMINATION.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the stockholders (as described below), would:

        (1)  except as provided in Section 3 of the Plan, increase the total number of shares of Stock reserved for issuance under the Plan;

        (2)  except as provided in this Plan, decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the grant of the option;

        (3)  change the employees or class of officers, employees, consultants and advisors eligible to participate in the Plan; or

        (4)  extend the maximum option period under paragraph (2) of Section 5 of the Plan.

Notwithstanding the foregoing, stockholder approval under this Section 7 shall only be required at such time and under such circumstances as stockholder approval would be required under Section 162(m) of the Code, Rule 16b-3, as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or other applicable law, rule or regulation with respect to any material amendment to any employee benefit plan of the Company.

The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any Participant without his or her consent.

SECTION 8. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 9. CHANGE OF CONTROL.

The following acceleration and valuation provisions shall apply in the event of a "Change of Control" as defined in paragraph (2) of this Section 9:

        (1)  In the event of a "Change of Control," unless otherwise determined by the Administrator or the Board in writing at or after grant (including under any individual agreement), but prior to the occurrence of such Change of Control:

          (a)  any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

          (b)  the restrictions applicable to any Restricted Stock, Deferred Stock or Performance Share awards under the Plan shall lapse, and such shares and awards shall be deemed fully vested; and

          (c)  the value of all outstanding Stock Options, Restricted Stock, Deferred Stock and Performance Share awards shall, to the extent determined by the Administrator at or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in paragraph (c) of this Section 9) as of the date the Change of Control occurs or such other date as the Administrator may determine prior to the Change of Control.

        (2)  For purposes of paragraph (1) of this Section 9, a "Change of Control" shall be deemed to have occurred if:

          (a)  any "person," as such term is used in Sections 13(d) and 14(d) of the "Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

          (b)  during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 9(2)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (c)  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

          (d)  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        (3)  For purposes of this Section 9, "Change of Control Price" means the higher of (i) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (ii) the highest price per share paid in any transaction reported on the exchange or national market system on which the Stock is listed, at any time during the preceding sixty day period as determined by the Administrator, except that, in the case of Incentive Stock Options such price shall be based only on transactions reported for the date on which the Administrator decides to cash out such options.

SECTION 10. GENERAL PROVISIONS.

        (1)  Shares of Stock shall not be issued pursuant to the exercise of any award granted hereunder unless the exercise of such award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed.

        (2)  The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (3)  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

        (4)  Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (5)  No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 11. STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN.

The Plan became effective (the "Effective Date") on May 15, 2001, the date the Company's stockholders formally approved the Plan.

SECTION 12. TERM OF PLAN.

No Stock Option, or awards of Restricted Stock, Deferred Stock or Performance Shares shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

APPENDIX "B"

IHOP CORP. 2008 SENIOR EXECUTIVE INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF PLAN.

The name of this plan is the 2008 Senior Executive Incentive Plan (the "Plan"). The Plan was adopted by the Compensation Committee of the Board of Directors of IHOP Corp. (the "Compensation Committee") on March 28, 2008 subject to the approval of IHOP Corp. (the "Company") shareholders. The purpose of the Plan is to enable the payment of performance-based bonuses to officers of the Company from an incentive compensation performance pool based on the Company's cash from operations.

SECTION 2. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Compensation Committee.

SECTION 3. PARTICIPANTS.

Participation in the Plan is limited to officers of IHOP Corp. or its subsidiaries who are or may be "covered employees" (as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended) for whom the Company's federal income tax deductions of compensation may be limited. The Compensation Committee shall select those officers who are to participate in the Plan.

SECTION 4. PERFORMANCE PERIOD.

Unless otherwise determined by the Compensation Committee, the performance periods used to measure performance and to determine the extent (if any) to which performance awards may be paid under the plan shall be one fiscal year.

SECTION 5. PERFORMANCE CRITERIA, PERFORMANCE POOL AND PERFORMANCE AWARDS.

For each performance period, the Compensation Committee shall establish an incentive compensation performance pool from which performance-based awards may be granted to Plan participants. The performance pool may not exceed 30% of the Company's cash provided from operating activities (as shown on the Company's audited Consolidated Statements of Cash Flows) for the performance period. The aggregate maximum performance awards to all participants in the Plan may not exceed the amount of the performance pool. The maximum performance award to any one participant may not exceed seven percent (7%) of the performance pool. The amount of each performance award shall be determined by the Committee in its discretion consistent with the restrictions above and may involve individual performance objectives or other Company performance objectives in addition to the performance criteria identified above.

SECTION 6. TERM OF PLAN.

The Plan shall be in place for five fiscal years (FY 2008 through FY 2012).

B-1

IHOP CORP

450 North Brand Boulevard • Glendale, California 91203

This Proxy/Voting Instruction is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Richard C. Celio, Thomas G. Conforti and Mark D. Weisberger as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of IHOP Corp. held of record by the undersigned at the close of business on April 1, 2008, at the Annual Meeting of Shareholders to be held on May 13, 2008, or any adjournment thereof.

This Proxy/Voting Instruction when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed on the reverse and FOR Proposals 2, 3 and 4. If you are a participant in the IHOP Corp. 401(k) Plan (the “Plan”) and some or all of your account under the Plan is invested in shares of IHOP Corp. stock, this card also serves to direct Fidelity Management Trust Company as trustee of the Plan with respect to such shares. If you do not sign and return this card so that it is received by May 13, 2008, the shares credited to your account under the Plan will not be voted.

(continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address change or Comments SEE REVERSE SIDE

1. ELECTION OF DIRECTORS

FOR all nominees listed (except as marked to the contrary)		☐

WITHHOLD AUTHORITY to vote for all nominees listed		☐

Nominees: 01 Michael S.Gordon, 02 Larry Alan Kay, 03 Julia A. Stewart

INSTRUCTION: To withhold authority to vote for any individual nominee, (indicate that nominee’s name below):

		FOR	AGAINST	ABSTAIN

2.	PROPOSALTO RATIFYANDAPPROVE THE AMENDMENT OF THE IHOP CORP. 2001 STOCK INCENTIVE PLAN.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	PROPOSAL TO RATIFY AND APPROVE THE ADOPTION OF THE 2008 IHOP CORP. SENIOR EXECUTIVE INCENTIVE PLAN.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	PROPOSALTOAPPROVEAND RATIFYTHE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.	☐	☐	☐

5.	In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

I PLAN TOATTEND THE MEETING		☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature or Signatures, if held jointly Dated , 2008
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/ihp	OR	TELEPHONE 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

QuickLinks

  Voting on Matters before the Annual Meeting
  Where to Find More Information on IHOP Corp.
  Security Ownership of Certain Beneficial Owners
  Security Ownership of Management and Directors
  Compliance with Section 16(a) of the Securities Exchange Act
  Proposal 1. Election of Three Class II Directors
  Board of Directors and Corporate Governance
  Board Committees
  Nominating and Corporate Governance Committee
  Director's Compensation
  Executive Officers of the Company
  Compensation of Executive Officers
  Proposal 2. Ratification and Approval of the Amendment of the IHOP Corp. 2001 Stock Incentive Plan
  Proposal 3. Approval of the 2008 IHOP Corp. Senior Executive Incentive Plan
  Proposal 4. Ratification of Selection of Independent Public Accountants
  Proposals of Shareholders
  Other Business
APPENDIX "A"
APPENDIX "B" IHOP CORP. 2008 SENIOR EXECUTIVE INCENTIVE PLAN